UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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The First of Long Island Corporation
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THE FIRST OF LONG ISLAND CORPORATION

10 GLEN HEAD ROAD

GLEN HEAD, NEW YORK 11545

___________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 20, 2021

___________________________________________________

March 12, 2021

To the Stockholders of

The First of Long Island Corporation:

Notice is hereby given that the Annual Meeting of Stockholders of The First of Long Island Corporation will be held exclusively via live webcast on Tuesday, April 20, 2021, at 10:00 A.M., Eastern Time.  We are holding the annual meeting online due to the public health impact of the coronavirus pandemic and in order to prioritize the health and well-being of our stockholders as well as our employees and other members of our community.  Stockholders will not be able to attend the annual meeting in person.  To participate in the meeting, visit www.cstproxy.com/fnbli/2021, and enter the 12-digit control number included on your proxy card.  You may register for the meeting as early as 10:00 A.M., Eastern Time, on April 13, 2021.  If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement.  The annual meeting is for the purpose of considering and acting upon:

(1)	To elect five directors to hold office for two-year terms and until their successors are duly elected and qualified;
(2)	To conduct a non-binding, advisory vote to approve the compensation paid to the Corporation’s named executive officers;
(3)	To approve The First of Long Island Corporation 2021 Equity Incentive Plan;
(4)	To ratify the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for 2021; and
(5)	To transact any other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 5, 2021 are entitled to notice of and to vote at such meeting or any adjournment thereof.

By Order of the Board of Directors
Christopher Becker
President and Chief Executive Officer

IMPORTANT -- PLEASE VOTE YOUR PROXY PROMPTLY.

IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR TO VOTE ELECTRONICALLY AS PROVIDED IN THE INSTRUCTIONS INCLUDED HEREWITH.

THE FIRST OF LONG ISLAND CORPORATION

10 Glen Head Road

Glen Head, New York 11545

(516) 671-4900

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is being solicited by the Board of Directors (“Board”) of The First of Long Island Corporation (“Corporation” or “Company”) for use at the Annual Meeting of Stockholders to be held at 10:00 A.M., Eastern Time, via live webcast at www.cstproxy.com/fnbli/2021 on April 20, 2021.  The approximate date on which proxy statements and forms of proxy are first being sent or given to stockholders is March 19, 2021.

Proxies in the accompanying form that are properly executed and duly returned to the Corporation, or voted electronically, will be voted at the meeting in accordance with the instructions provided.  Where no instructions are indicated, properly executed proxies will be voted “For” the proposals set forth in this proxy statement.  Each proxy granted may be revoked at any time prior to its exercise by written notice filed with the secretary of the Corporation, by the submission of a later dated and executed proxy or by voting online at the meeting.  The presence online or by proxy of the holders of a majority of the shares entitled to vote at the annual meeting constitutes a quorum for the transaction of business.  The meeting (whether or not a quorum is present) may be adjourned to a subsequent date, provided notice of the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.  At an adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally scheduled.  In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

ATTENDING THE MEETING

If you were a stockholder as of the close of business on March 5, 2021, and wish to participate at the meeting, you may do so by accessing the live webcast at www.cstproxy.com/fnbli/2021 and entering your control number.  As a registered stockholder, you received a proxy card with this proxy statement which includes your control number.  You will need your control number for access.  If you do not have your control number, contact our transfer agent, Continental Stock Transfer at (917) 262-2373, or proxy@continentalstock.com.

If your shares of Company common stock are held by a bank, broker or other nominee, you will need to contact your bank, broker or other nominee and obtain a legal proxy.  Once you have received your legal proxy, contact Continental Stock Transfer to have a control number generated.  The contact information for Continental Stock Transfer is (917) 262-2373, or proxy@continentalstock.com.

If you do not wish to participate in the meeting, but you merely wish to listen to the proceedings, we have set up telephone access for those purposes.  In that case, please call, toll-free (within the United States and Canada), (877) 770-3647. The passcode for listening by telephone is 66987819#.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The only class of voting securities of the Corporation is its Common Stock, $.10 par value ("Common Stock"), each share of which entitles the holder thereof to one vote except in the election of directors, where votes may be cumulated as described herein.  Only stockholders of record at the close of business on March 5, 2021 are entitled to notice of and to vote at the meeting.

As of March 5, 2021, there were 23,771,689 shares of the Common Stock issued, all of which were outstanding and entitled to vote.  Based on information available, the only persons owning beneficially more than five percent (5%) of the Common Stock of the Corporation as of March 5, 2021 are identified in the table below.

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership	of Class

BlackRock, Inc.	1,849,446 shares (1)	7.78%
55 East 52nd Street
New York, NY 10055
Franklin Mutual Advisors, LLC	2,161,091 shares (2)	9.09%
101 John F. Kennedy Parkway
Short Hills, NJ 07078-2789
The Vanguard Group	1,286,606 shares (3)	5.41%
100 Vanguard Blvd.
Malvern, PA 19355

(1)	Based on a Schedule 13G/A filed on January 29, 2021.
(2)	Based on a Schedule 13G/A filed on February 4, 2021.
(3)	Based on a Schedule 13G filed on February 10, 2021.

Following is information with respect to the beneficial ownership of the Corporation's Common Stock as of March 5, 2021 by all directors and nominees, by the executive officers of the Corporation named in the “Summary Compensation Table” (“named executive officers” or “NEOs”), and by all directors and executive officers of the Corporation as a group.

		Amount and Nature of	Percent
Title of Class	Beneficial Owner	Beneficial Ownership (1)	of Class

Common Stock	Christopher Becker	31,798.13%
($.10 par value)	Paul T. Canarick	437,636	1.84%
	Alexander L. Cover	49,649.21%
	John J. Desmond	10,880.05%
	Howard Thomas Hogan, Jr.(2)	204,059.86%
	Louisa M. Ives	3,247.01%
	Stephen V. Murphy	55,957.24%
	Peter Quick	53,181.22%
	Denise Strain	12,809.05%
	Milbrey Rennie Taylor	29,216.12%
	Walter C. Teagle III	150,624.63%
	Eric J. Tveter	15,380.06%
	Jay P. McConie	3,828.02%
	Christopher J. Hilton	12,533.05%
	Janet T. Verneuille	4,629.02%
	Richard P. Perro	24,766.10%
	Directors and Executive
	Officers as a group (18 persons)	1,100,530	4.63%

(1)

Includes shares as to which a person (or his/her spouse) directly or indirectly has or shares voting power and/or investment power (which includes the power to dispose) and all shares which the person has a right to acquire within 60 days of the reporting date.

(2)	Mr. Hogan is retiring concurrent with the 2021 Annual Meeting.

VOTING PROCEDURES AND METHODS OF COUNTING VOTES

As to Proposal 1 regarding the election of directors, the proxy card being provided by the Board enables a stockholder to vote “For” the election of the five nominees proposed by the Board or to “Withhold Authority” to vote for the nominees being proposed.  As discussed under Proposal 1, cumulative voting applies to the election of directors.  Directors are elected by a plurality of the votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominee is withheld.

As to Proposals 2, 3 and 4, a stockholder may: (1) vote “For” the item, (2) vote “Against” the item, or (3) “Abstain” from voting on the item.  In order to approve Proposals 2, 3 and 4, each proposal must receive the affirmative vote of a majority of the shares voting on each matter at the annual meeting without regard to either shares as to which the “Abstain” box is marked or broker non-votes.

Proxies solicited hereby will be returned to the Corporation, tabulated by the Corporation’s registrar and transfer agent and reviewed by the inspectors of election designated by the Board.

PROPOSAL 1

ELECTION OF DIRECTORS FOR TWO YEAR TERMS

The Board of the Corporation currently consists of twelve members.  Upon the retirement of director Hogan concurrent with the 2021 Annual Meeting of Stockholders the Board of the Corporation will consist of eleven members.  The Board has nominated Christopher Becker, John J. Desmond, Louisa M. Ives, Milbrey Rennie Taylor and Walter C. Teagle III as Class I directors for re-election to serve two year terms.  Each continuing Board member, with the exception of Christopher Becker who serves as President and Chief Executive Officer (“CEO”) of the Corporation and its wholly owned bank subsidiary, The First National Bank of Long Island (“Bank”), is independent as defined in the Nasdaq Rules.

The Board is divided into two classes, Class I and Class II.  The following table sets forth the present composition of the Board.

		Expiration
Name	Class	of Term

Christopher Becker	I	2021
John J. Desmond	I	2021
Louisa M. Ives	I	2021
Milbrey Rennie Taylor	I	2021
Walter C. Teagle III	I	2021
Paul T. Canarick	II	2022
Alexander L. Cover	II	2022
Stephen V. Murphy	II	2022
Peter Quick	II	2022
Denise Strain	II	2022
Eric J. Tveter	II	2022

As to the election of directors, each stockholder entitled to vote has the right to vote, online at the virtual Annual Meeting or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected.  A stockholder may also cumulate his or her votes by giving one candidate as many votes as the number of directors to be elected multiplied by the number of his or her shares or by evenly distributing such votes on the same principle among any number of candidates.  Cumulative voting can affect the election of directors if there are more nominees for director than positions to be filled.  In the event that cumulative voting is in effect, it is the intention of the proxies to vote cumulatively for the nominees listed, and if authority for any nominee or nominees is withheld, the votes will be distributed among the remaining candidates at the discretion of the Board.

It is intended that shares represented by properly executed proxies will be voted at the meeting in accordance with the instructions indicated thereon and, in the absence of contrary indication, for the re-election of directors Becker, Desmond, Ives, Taylor and Teagle.  Each of the nominees for Class I director will hold office until his or her successor is elected and qualified.  If at the time of the 2021 Annual Meeting any of the nominees named above is unavailable or chooses not to serve as a director (an event that the Board does not now anticipate), the proxies will be voted for the election as director of such other person or persons as the Board may designate.

The Board of Directors recommends a vote FOR all named nominees.

The following table sets forth a brief description of the business experience during the past five years of each of the nominees and Board members continuing in office.  It also indicates any other directorships held during the past five years in any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934 (“1934 Act”) or subject to the requirements of section 15(d) of the 1934 Act or any company registered as an investment company under the Investment Company Act of 1940.  The year set forth for each director is the year in which the person named became a director of the Corporation and the Bank.

BUSINESS EXPERIENCE OF DIRECTORS

	Principal Occupations and	Director
Name	Other Directorships for Last 5 Years	Since

Christopher Becker	President and Chief Executive Officer, The First of Long Island	2020
(Age 55)	Corporation and The First National Bank of Long Island
Paul T. Canarick	President and Principal, Paul Todd, Inc. (Construction Company)	1992
(Age 64)
Alexander L. Cover	Business and Management Consultant (Private Practice); Retired Partner	2003
(Age 77)	of Ernst & Young LLP
John J. Desmond	Retired Partner of Grant Thornton LLP; Director and Chairman of the	2016
(Age 70)	Audit Committee of MusclePharm Corporation
Louisa M. Ives	Managing Director and member of the Executive and Investment	2019
(Age 54)	Committees of Chilton Trust Company
Stephen V. Murphy	President, S.V. Murphy & Co. (Financial Advisory Services); Director:	2005
(Age 75)	Man FRM Alternative Multi-Strategy Fund LLC; UST Global Private
	Markets Fund, LLC; Excelsior Venture Partners III, LLC; NB Private
	Markets Fund II, LLC; NB Private Markets Fund III, LLC; NB
	Crossroads Private Markets Fund IV, LLC; NB Crossroads Private Market
	Fund V Holdings, LLC; NB Crossroads Private Market Fund VI, LP; NB
	Crossroads Private Markets Access Fund, LLC
Peter Quick	Retired President of the American Stock Exchange; Retired Partner of	2015
(Age 65)	Burke and Quick Partners Holdings LLP, the parent company of Burke &
	Quick Partners LLC, a broker dealer; Director, Medicure Inc.
Denise Strain	Retired Managing Director of Citigroup Inc.	2017
(Age 67)
Milbrey Rennie Taylor	Retired Executive Producer of CBS News	2008
(Age 74)
Walter C. Teagle III	Chairman of the Board, The First of Long Island Corporation and The	1996
(Age 71)	First National Bank of Long Island; President and Owner, Teagle
	Management, Inc. (Private Investment Firm); Chairman and Director, The
	Teagle Foundation, Inc. (Private Foundation); Director, Shelter Island
	Ventures, Inc. (Private Venture Capital Fund)
Eric J. Tveter	Chairman of ETC Ventures LLC and Veloce Esports Limited. Formerly:	2013
(Age 62)	Chairman of Upc Switzerland and Chief Executive Officer of Upc Central
	Europe Group, Liberty Global plc; Formerly: Chief Executive Officer,
	Central Europe Group, Liberty Global plc

QUALIFICATIONS AND RESPONSIBILITIES OF DIRECTORS

The qualifications the Board seeks for individual directors are identified as a set of core competencies that are assessed and amended periodically by the Board as the banking industry changes.  Core competencies include, but are not limited to: corporate governance, banking, strategic planning, business leadership, organizational management and/or business operations, accounting and reporting, finance and/or investments, technology and/or cybersecurity, mergers and acquisitions, legal and/or regulatory, real estate, marketing and/or public relations.

In addition to the core competencies, the Board will include a director with financial accounting experience necessary to qualify as an “audit committee financial expert” as defined in Regulation S-K of the Securities and Exchange Commission (“SEC”).  The Board has determined that a least two directors should meet this qualification.

Other top priorities include cybersecurity expertise and a strong background in the financial services industry including banking, finance, investment, treasury and mergers and acquisitions.  The Board has determined that a least one director should meet the cybersecurity qualification and at least two the financial services industry qualification.  When considering succession, these qualifications must be a top priority if there is not the requisite number of qualified directors or it is likely there will be an opening in one of these qualifications in the near term generally defined as within two years.

The Board should adequately reflect the diversity of the Company’s constituencies and the communities in which the Company conducts business.

Following are the duties and responsibilities of each director:

(1)	Demonstrate the knowledge, skills, and leadership experience that make a director a valuable resource in fulfilling the responsibilities of the Board.
(2)	Provide contributions to Board discussions that are forward-looking, constructive, timely, independent and to the point.
(3)	Demonstrate the interpersonal skills to be effective in dealing with management and other directors.
(4)	Exhibit an up-to-date understanding of the national banking business.
(5)	Serve on at least two committees and participate on a regular basis.
(6)	Bring useful outside information and perspective to Board and Committee deliberations.
(7)	Attend meetings well prepared to evaluate and/or add value to agenda items presented to the Board and/or committee.
(8)	Be participative and engaged at meetings.
(9)	Show understanding and sensitivity to the fiduciary, ethical and legal responsibilities of Board membership.
(10)	Dedicate sufficient time to the changing responsibilities as a Board member.
(11)	Commit to ongoing learning to stay current on the responsibilities as a Board member.
(12)	Represent the company appropriately when interacting with members of the public.
(13)	Promote the Bank in personal and professional circles.
(14)	Commit to continuing to meet these responsibilities.

With respect to each of the Corporation’s directors, the narrative that follows sets forth the specific experience, qualifications, attributes and skills that led to the conclusion that the person should serve as a director considering the Company’s business and structure and the general qualifications and core competencies identified and deemed desirable by the Governance and Nominating Committee.

Christopher Becker - Mr. Becker joined the Board in January 2020 upon being named President and Chief Executive Officer of the Corporation and the Bank.  Mr. Becker is a member of the Loan, Asset Liability and Risk Committees of the Bank.  Mr. Becker has been employed by the Bank since 2011 and served as Executive Vice President and Chief Risk Officer of the Corporation and the Bank and Corporate Secretary of the Corporation through the end of 2019.  In these positions, Mr. Becker was responsible for the Bank’s enterprise risk management program including oversight of strategic planning, technology, loan and deposit operations, compliance, administration of internal audit, facilities and certain credit administration functions.  Prior to joining the Bank, Mr. Becker served as Executive Vice President and Chief Financial Officer at the Bank of Smithtown and previously as Director, President and Chief Executive Officer of a national bank in organization.  Mr. Becker began his career at Bridgehampton National Bank and served ultimately as Executive Vice President and Chief Operating Officer.  Mr. Becker’s experience has provided him with a number of core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, business leadership, organizational management and business operations, accounting and reporting, finance and investments, technology and cybersecurity, mergers and acquisitions, legal and regulatory, real estate and marketing and public relations.

Paul T. Canarick - Mr. Canarick joined the Board in 1992 and is a member of the Governance and Nominating, Loan and Asset Liability Committees.  Mr. Canarick is President and Principal of Paul Todd, Inc., a privately held construction company.  Mr. Canarick’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include banking, business leadership, organizational management and business operations and real estate.

Alexander L. Cover - Mr. Cover joined the Board in 2003 and is Chairman of the Audit Committee and a member of the Asset Liability and Risk Committees.  He is currently a business and management consultant in private practice and, among other things, assists privately held companies with developing business plans.  Previously, he was Partner-In-Charge of the financial institutions practice of the Long Island office of Ernst & Young LLP.  At Ernst & Young, Mr. Cover’s experience included serving as review partner on both SEC and non-SEC engagements.  Mr. Cover has also been a director of a number of not-for-profit entities.  Mr. Cover’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, business leadership, organizational management and business operations, accounting and reporting, finance, mergers and acquisitions, legal and regulatory.

John J. Desmond - Mr. Desmond joined the Board in 2016 and is a member of the Audit, Compensation and Risk Committees.  Previously, he was Partner-In-Charge of the Long Island office of Grant Thornton LLP from 1988 through his retirement from the firm in 2015, having served over 40 years in the public accounting industry.  At Grant Thornton, Mr. Desmond’s experience included serving as lead audit partner for many public and privately-held companies.  Mr. Desmond was elected by the U.S. Partners of Grant Thornton LLP to be a Partnership Board Member from 2001 through 2013.  The Board was responsible for oversight of many of the firm’s activities including strategic planning, the performance of the senior leadership team and financial performance.  Mr. Desmond also serves as a director of a publicly held company, and serves or has served as a board member of a number of not-for-profit entities.  Mr. Desmond’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, business leadership, organizational management and business operations, accounting and reporting, finance, mergers and acquisitions, legal and regulatory.

Louisa M. Ives - Ms. Ives joined the Board in 2019 and is a member of the Loan, Asset Liability and Compensation Committees.  Ms. Ives has substantial experience in the financial services industry currently serving as Head of Manager Research at Chilton Trust Company where she is responsible for external manager selection and due diligence for Chilton clients.  Prior to her current role, Ms. Ives was a Managing Director and research analyst at Chilton Investment Company and served on the company’s Board of Directors.  She currently serves on the boards of various not-for-profit and community organizations.  Ms. Ives’ experience has provided her with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, strategic planning, business leadership, organizational management and business operations, finance and investments and mergers and acquisitions.

Stephen V. Murphy - Mr. Murphy joined the Board in 2005 and is Chairman of the Asset Liability Committee and a member of the Compensation and Loan Committees.  He is currently President of S.V. Murphy & Co., a financial advisory firm.  He also serves as a director of several registered investment companies.  Mr. Murphy’s experience includes Merrill Lynch Capital Markets, where he was Managing Director in the Investment Banking Department in charge of the Financial Institutions Mergers and Acquisitions Group.  Prior to that, Mr. Murphy was with The First Boston Corporation as Managing Director in the Corporate Finance Department in charge of the Commercial Banking Group for Financing and Strategic Services.  Mr. Murphy also serves or has served as a director for various publicly held and not-for-profit entities.  Mr. Murphy’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, accounting and reporting, finance and investments and mergers and acquisitions.

Peter Quick - Mr. Quick joined the Board in 2015 and is Chairman of the Loan Committee and a member of the Audit and Asset Liability Committees.  Mr. Quick has over 30 years of experience in the securities and financial services industries.  He is a recognized leader in the securities industry with experience in the domestic and international equity markets, equities market making, market structure reform, trading technology and clearing operations.  Mr. Quick is  a retired Partner of Burke and Quick Partners Holdings LLP, the parent company of Burke &  Quick Partners LLC, a  broker dealer.  Mr. Quick was President of the American Stock Exchange from 2000 to 2005.  Prior to joining the American Stock Exchange, he served as President of Quick & Reilly Inc., a  Quick  & Reilly subsidiary and a  national discount brokerage firm.  Mr. Quick also serves or has served as a director of a number of publicly held companies and not-for-profit entities.  Mr. Quick’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, business leadership, organizational management and business operations, accounting and reporting, finance and investments, technology and cybersecurity, mergers and acquisitions, legal and regulatory and real estate.

Denise Strain - Ms. Strain joined the Board in 2017 and is Chair of the Risk Committee and a member of the Governance and Nominating and Audit Committees.  Ms. Strain has 35 years of experience in the banking industry including most recently as the Managing Director and Senior Tax Counsel of Citigroup Inc.  Ms. Strain has served as a member of the Board of Trustees of a not-for-profit educational institution.  Ms. Strain’s experience has provided her with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, business leadership, organizational management and business operations, accounting and reporting, finance, mergers and acquisitions, legal and regulatory.

Milbrey Rennie Taylor - Ms. Taylor joined the Board in 2008 and is Chair of the Governance and Nominating Committee and a member of the Compensation and Asset Liability Committees.  Ms. Taylor’s experience includes over 30 years in the television news business.  She served as Executive Producer of CBS News Sunday Morning and CBS Weekend News.  Ms. Taylor also served as Vice President of ThirdAge Media, an Internet company partly owned by CBS, Inc.  Ms. Taylor serves and has served as a director of a number of not-for-profit entities.  Ms. Taylor’s experience has provided her with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, strategic planning, business leadership, organizational management and business operations, marketing and public relations.

Walter C. Teagle III - Mr. Teagle joined the Board in 1996, became Chairman of the Board in 2005 and is an ex officio member for all purposes of all Board committees of the Corporation and the Bank.  Mr. Teagle is currently President and owner of Teagle Management, Inc., a private investment firm and Chairman and Director of The Teagle Foundation, Inc. He also serves as a director of a private venture capital fund.  Mr. Teagle’s past experience includes a variety of executive and board positions including Managing Director, Groton Partners LLC, a merchant banking firm; Officer and Managing Director, Groton Asset Management LLC, an investment management company; Executive Vice President and Director, Lexent, Inc., a publicly-held infrastructure service provider; and President, Chief Executive Officer, and Director, Metro Design Systems, Inc., an engineering design services firm.  Mr. Teagle has also been a director of not-for-profit entities.  Mr. Teagle’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, business leadership, organizational management and business operations, finance and investments, technology and cybersecurity, and mergers and acquisitions.

Eric J. Tveter - Mr. Tveter joined the Board in 2013 and is Chairman of the Compensation Committee and a member of the Audit and Risk Committees.  He is currently Chairman of ETC Ventures LLC and Veloce Esports Limited. He is formerly Chairman of Upc Switzerland and Chief Executive Officer of Upc Central Europe Group, Liberty Global plc.  Prior to that he was Chief Executive Officer, Central Europe Group, Liberty Global plc.  Mr. Tveter has extensive knowledge and experience in the US, UK and European cable industries.  Mr. Tveter’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, business leadership, organizational management and business operations, accounting and reporting, finance, technology and cybersecurity, mergers and acquisitions, legal and regulatory, real estate, marketing and public relations.

BOARD LEADERSHIP STRUCTURE

The Board has determined that the Chairman of the Board will be an independent director.  The Board believes that stockholder interests are best served by having a Chairman of the Board who is independent of management and whose exclusive responsibility is the long-term best interest of the Corporation’s stockholders.

Walter C. Teagle III has served as Chairman of the Board since May 2005.  As Chairman, Mr. Teagle organizes the work of the Board and ensures that the Board has access to sufficient information to enable it to carry out its functions, including monitoring the Corporation’s performance and the performance of the Board and management.  The role of the Chairman of the Board includes: (1) presiding over all meetings of the Board and stockholders, including regular executive sessions of the Board in which the CEO, a management director, and other members of management do not participate; (2) establishing the annual agenda of the Board and agendas of each meeting in consultation with the CEO; (3) serving as an ex officio member of each Board committee and advising with respect to the work of each Board committee; (4) coordinating periodic Board reviews of management’s strategic plan for the Corporation; and (5) coordinating the Compensation Committee annual performance review of the CEO.

BOARD’S ROLE IN RISK OVERSIGHT

Risk is an integral part of Board and Board committee discussions.  The significant risks facing the Corporation are set forth in an Enterprise Risk Management document.  The Corporation’s management team, which includes a Chief Risk Officer, is responsible for identifying, assessing and managing risk and the Board is responsible for risk oversight and fulfills this responsibility primarily through its committees.  In granting authority to management, approving policies and strategies and receiving management reports, the Board and its committees consider, among other things, the risks that the Corporation faces.  For significant risks, such as credit risk, interest rate risk, liquidity risk, and cybersecurity risk, the Corporation has formal written policies that are approved by an appropriate Board committee or the full Board.

During 2020, the Board established a Risk Committee to assist the Board in fulfilling its oversight responsibilities by reviewing and evaluating the Bank’s risk management practices to ensure that appropriate policies, procedures and systems are in place to identify, measure, and control related risks, including compliance, cybersecurity and technology functions.

As reflected in the Corporation’s Corporate Governance Guidelines, the Board and its committees address succession planning risk both in the ordinary course of business and on a contingent basis in case of unexpected events.  The Corporation has comprehensive written succession planning documents that cover the Board and its committees, the CEO and the other members of executive management and from time to time retains consultants with expertise in succession planning matters.  The Corporation’s succession planning documents are updated no less often than annually and are actively used by the Board and its committees to oversee and ensure a smooth transition should Board members or key members of executive management retire or otherwise leave the employ of the Corporation.

The following table sets forth the risk oversight responsibilities of the Board and Board committees.

Board or Board Committee	Risk Oversight Responsibilities

Board of Directors	Strategic, Earnings and Management Succession
Loan Committee	Credit and Allowance for Credit Losses
Asset Liability Committee	Interest Rate, Liquidity, Price, Market and Economic Conditions
Audit Committee	Internal and External Audits, Financial Statements, Internal
Controls and Regulatory
Governance and Nominating Committee	Reputation and Succession
Compensation Committee	Key Personnel, Compensation and Retention
Risk Committee	Compliance, Cybersecurity, Technology, Legal and Operational

MEETINGS OF THE BOARD OF DIRECTORS

All of the members of the Board of the Corporation also serve on the Board of the Bank.  The Board of the Corporation held ten regular meetings and four special meetings during 2020.  Each director attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which such director served.  The Board meets regularly in executive session throughout the year.

BOARD COMMITTEES AND MEETINGS

The Board of the Corporation has four standing committees: the Governance and Nominating Committee; the Audit Committee; the Compensation Committee; and the Risk Committee.  The Board of the Bank also has two standing committees: the Loan Committee and the Asset Liability Committee.

Governance and Nominating Committee

All the members of the Corporation’s Governance and Nominating Committee are independent directors as defined in the Nasdaq Rules.  The members of the Governance and Nominating Committee are Paul T. Canarick, Howard Thomas Hogan, Jr., Denise Strain, Milbrey Rennie Taylor and Walter C. Teagle III.  The Committee met four times during 2020.

The Corporation’s Board has adopted a formal written charter for the Governance and Nominating Committee.  A current copy of the charter may be viewed on the Corporation’s website at www.FNBLI.com through the “Investor Relations” page using the “Corporate Governance” documents link.

Among other things, the Governance and Nominating Committee is currently responsible for: (1) maintaining the director and management succession plans; (2) identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders; (3) recommending to the Board written corporate governance guidelines and monitoring compliance with said guidelines; (4) leading the Board in an annual Board self-assessment and reporting to the Board on its own self-assessment and the self-assessments performed by the other Board committees; (5) recommending to the Board director candidates for each committee; and (6) establishing the director skill sets matrix to evaluate the collective skills of the existing Board and to identify skills that may be sought when filling vacancies.

Although the Corporation has a long history of being able to attract and maintain a cohesive Board with the variety of skills necessary to oversee the affairs of the Corporation, the Governance and Nominating Committee will consider director candidates recommended by stockholders.  Submission of candidates may be made in writing at any time.  However, to be considered by the Governance and Nominating Committee for nomination at the 2022 annual meeting, such submissions should be made no later than December 10, 2021 to the Chair of the Governance and Nominating Committee at the Corporation’s address set forth in this proxy statement.  In addition, nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors provided that such nominations are made in accordance with the provisions of the Corporation’s bylaws establishing the information and notice requirements for such nominations.

In addition to interviews, the Governance and Nominating Committee may evaluate potential nominees by reviewing resumes, checking business and/or personal references, and performing background checks as deemed appropriate.  The Corporation has not paid a fee to any third party or parties to assist in identifying or evaluating potential nominees.

All of the nominees approved by the Governance and Nominating Committee for inclusion on the Corporation’s proxy card for the Annual Meeting of Stockholders to be held April 20, 2021 are Class I directors standing for re-election.

Audit Committee

The members of the Audit Committee are Alexander L. Cover, John J. Desmond, Peter Quick, Denise Strain, Walter C. Teagle III and Eric J. Tveter.  The Committee met seven times during 2020.

The Corporation’s Board has adopted a formal written charter for the Audit Committee.  A current copy of the charter may be viewed on the Corporation’s website at www.FNBLI.com through the “Investor Relations” page using the “Corporate Governance” documents link.

The Board has determined that all members of the Audit Committee are independent as independence for audit committee members is defined in SEC Rule 10A-3 and the Nasdaq Rules.  The Board has also determined that Alexander L. Cover and John J. Desmond each qualify as an “audit committee financial expert” as that term is defined in Item 407 of Regulation S-K of the SEC.  The Board has also determined that all members of the Audit Committee have banking or related financial management expertise.

The responsibilities of the Audit Committee are described under the heading “Audit Committee Report” in this proxy statement.

Compensation Committee

All the members of the Corporation’s Compensation Committee are independent directors as defined in the Nasdaq Rules.  The members of the Compensation Committee are John J. Desmond, Louisa Ives, Stephen V. Murphy, Milbrey Rennie Taylor, Walter C. Teagle III and Eric J. Tveter.  The Committee met six times during 2020.

The Corporation’s Board has adopted a formal written charter for the Compensation Committee.  A current copy of the charter may be viewed on the Corporation’s website at www.FNBLI.com through the “Investor Relations” page using the “Corporate Governance” documents link.

The purpose of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing and evaluating the Corporation’s compensation practices to ensure that appropriate policies, procedures and systems are in place to identify, measure, and control related risks, including strategic, reputation and operational risk.  The Committee endeavors to identify those employees, including but not limited to the CEO and other executive officers, who could potentially expose the Corporation to material amounts of such risk and arrive at compensation for these employees and non-management directors that is appropriate and competitive and does not expose the Corporation to unacceptable risk.

Among other things, the Compensation Committee is responsible for: (1) implementing and maintaining guiding principles, compensation policies and compensation plans for the CEO, other executive officers and non-management directors, all as set forth in the Corporation’s Proxy Statement for its annual meeting of shareholders, and reporting and making recommendations to the Board with respect thereto taking into account market competitive data; (2) recommending to the Board approval of employment agreements for the CEO and other executive officers; (3) evaluating the performance of the CEO against established goals and objectives and approving for Board ratification the base salary level for the CEO subject to any existing employment agreement; (4) reviewing the CEO’s performance evaluations of the other executive officers of the Corporation and approving for Board ratification the base salary level of each such officer subject to any existing employment agreements; (5) approving for Board ratification cash incentives and bonuses to be paid to the CEO and other executive officers pursuant to the Corporation’s incentive compensation plans or otherwise;  (6) setting corporate goals, objectives and compensation plans used to determine cash incentives and bonuses paid to the CEO and other executive officers and equity compensation awarded to the CEO, other executive officers and non-management directors – the Compensation Committee will periodically engage a compensation consulting firm to assist them in this endeavor; (7) approving for Board ratification awards of equity compensation to the CEO, other executive officers and non-management directors pursuant to the Corporation’s equity compensation plans or otherwise; (8) recommending to the Board compensation proposals such as the compensation to be paid to the Corporation’s NEOs, say-on-pay, say-when-on-pay or equity incentive plans to be included in the Corporation’s annual proxy statement; (9) reviewing the overall annual salary budget for the Bank’s entire employee population; (10) conducting, or causing to be conducted, at its discretion, a periodic review of the Corporation’s pension, 401(k), and health and welfare plans; (11) reviewing and approving the compensation discussion and analysis included in the Corporation’s annual proxy statement and preparing or causing to be prepared the Compensation Committee Report to be included therein; (12) reviewing executive management’s determination of compensation of non-executive officers of the Corporation including the total amount of incentive compensation to be paid to such officers; (13) periodically reviewing the incentive compensation plans for senior vice presidents and other employee categories below the level of executive officer; and (14) considering the results of the most recent non-binding, stockholder advisory vote on executive compensation and, if deemed necessary, recommending to the Board changes in compensation policies, practices and decisions.

The Compensation Committee administers the Corporation’s equity incentive plan, including selecting directors and officers to whom awards are to be made and determining the timing, duration, amount, type and terms of each award.  Members of the Compensation Committee as well as all other non-employee directors of the Corporation have been eligible for awards of stock-based compensation in the past and it is currently anticipated that they will be eligible for future awards.

The Compensation Committee considers the most recent stockholder say-on-pay advisory vote in reviewing the Corporation’s executive compensation policies, practices and decisions.  The Compensation Committee concluded that no significant revisions were necessary to our executive compensation program as a result of the most recent say-on-pay advisory vote.

The Committee’s use of an independent compensation consultant in designing a compensation program is described in Compensation Discussion and Analysis in this proxy statement under the heading “Role of Independent Compensation Consultant.”

Compensation Committee Interlocks and Insider Participation.    No member of the Compensation Committee: (1) was an officer or employee of the Corporation or the Bank; (2) was formerly an officer of the Corporation or the Bank; or (3) had any relationship requiring disclosure by the Corporation under the SEC’s rules governing disclosure of related party transactions.  No executive officer of the Corporation served as a director or member of a compensation committee of another entity, one of whose executive officers served as a member of the Corporation’s Board or Compensation Committee.

Risk Committee

The members of the Risk Committee are Christopher Becker, Alexander L. Cover, John J. Desmond, Howard Thomas Hogan, Jr., Denise Strain, Walter C. Teagle III and Eric J. Tveter.  The Committee met four times during 2020.

The Corporation’s Board has adopted a formal written charter for the Risk Committee.  A current copy of the charter may be viewed on the Corporation’s website at www.FNBLI.com through the “Investor Relations” page using the “Corporate Governance” documents link.

The purpose of the Risk Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing and evaluating the Bank’s risk management practices to ensure that appropriate policies, procedures and systems are in place to identify, measure and control related risks, including compliance, cybersecurity and technology functions.

Among other things, the Risk Committee is responsible for: (1) reviewing and approving the Bank’s Enterprise Risk Management Document inclusive of the Bank’s risk profile and risk appetite; (2) reviewing and approving policies that govern transaction risk including cybersecurity and technology; (3) reviewing management’s oversight of transaction risk including cybersecurity and technology; (4) reviewing and approving policies that govern compliance and reputation risks; (5) reviewing management’s oversight of compliance and reputation risks; (6) reviewing periodic examinations/audits from internal and external auditors, regulators and consultants to assess management’s transaction risk, including cybersecurity and technology, compliance and reputation risk management practices; (7) reviewing and approving the physical security program and related minimum securities devices program; (8) receiving communications and presentations from management summarizing the suspicious activity reports filed with the appropriate regulatory and law enforcement agencies; and (9) reviewing significant litigation to ensure that it is not the result of the Bank conducting business in a way that is not fair, honest and forthright, or otherwise improper.

Bank Committees: Loan Committee and Asset Liability Committee

The Loan Committee is responsible for providing oversight with respect to the Bank’s lending activities.  The Asset Liability Committee is responsible for providing oversight with respect to the Bank’s achievement of its overall objective of optimizing returns consistent with prudent risk management regarding assets, liabilities, equity and off-balance sheet activities.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

The Board strongly encourages each of its members to attend the Annual Meeting of Stockholders.  In this regard, the Board sets the date for the Annual Meeting of Stockholders to coincide with its April Board meeting.  All directors attended by conference call the prior year’s Annual Meeting of Stockholders which was held on April 21, 2020.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

The Corporation’s Board does not have a formal process for security holders to send communications to the Board.  The Board believes that a formal process is unnecessary because the Corporation is relatively small and both the Chairman of the Board and the CEO, who is also a director, are easily accessible by telephone and mail.

COMPENSATION OF DIRECTORS

Cash Compensation

The Chairman of the Board of the Corporation and the Bank receives an annual retainer for service on both boards.  Non-employee directors of the Corporation receive an annual retainer for service on both boards for attending regularly scheduled board meetings and a per meeting fee for special Board meetings.  Annual retainers and per meeting fees for service on both boards in 2020 are shown in the following table.

Board Member	Annual Retainer	Per Meeting Fee

Chairman	$113,500	None
Non-employee Directors	$35,000	$1,250

Non-employee directors of the Corporation and the Bank receive annual retainers for Board committee service as shown in the following table.

Committee	Committee Chair	Committee Member

Audit Committee	$17,500	$7,500
Compensation Committee	$11,000	$5,000
Governance and Nominating Committee	$11,000	$5,000
Asset Liability Committee	$11,000	$5,000
Loan Committee	$11,000	$4,000
Risk Committee	$11,000	$5,000

There are no per meeting fees for standing committee meetings.  Loan Committee members are paid $500 for each Management Loan Committee meeting attended and Ad-Hoc Committee members are paid $500 for each meeting attended.

The Chairman does not receive per meeting fees or committee retainers.  The CEO does not receive retainers or per meeting fees for Board or Board committee service.

Stock-based Compensation

Non-employee directors of the Corporation receive compensation in the form of equity grants.  Equity compensation for directors consists of restricted stock units (“RSUs”) or stock awards.  Directors are expected to continue to receive compensation in the form of equity awards.

Stock awards granted to non-employee directors in 2020 vested immediately and were distributed after the 2020 Annual Meeting of Stockholders.  RSUs granted to non-employee directors in 2019 and 2018 are time-based RSUs that vest ratably and convert into shares of Common Stock over a three-year time period.  All outstanding RSUs granted to directors immediately vest upon retirement, an involuntary termination following a change in control, total and permanent disability or death.

Retirement Plan

On June 18, 1991, the Board of the Bank adopted The First National Bank of Long Island Retirement Plan for Directors ("Retirement Plan").  Effective December 31, 2000, benefits earned to date under the Retirement Plan were frozen and the ability of directors to earn additional benefits was discontinued.  Upon retirement after attaining the age of sixty (60), each of the current directors who was a director prior to 2001 will receive a credit ("Credit Percentage") of ten percent (10%) multiplied by the number of years of service on the Board through December 31, 2000, not to exceed one hundred percent (100%).  The annual benefit ("Annual Benefit") payable under the Retirement Plan is equal to the monthly Board of Directors’ attendance fee in effect as of December 31, 2000, which was $1,000, multiplied by twelve (12) and then multiplied by the Credit Percentage.  The Annual Benefit is payable in quarterly installments for a period of seven (7) years from the date of retirement ("Payment Period").  In the event of the death of a director or a retired director, the surviving spouse of such director is entitled to receive an annual payment equal to seventy-five percent (75%) of the Annual Benefit, calculated as set forth above, and payable over the remainder of the applicable Payment Period.

The following table sets forth information concerning the compensation of directors for 2020.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2) ($)	Total ($)	Aggregate Option Awards Outstanding At Year End (#)	Aggregate Stock Awards Outstanding (#)
Paul T. Canarick	54,000	45,550	1,820	101,370	—	1,629
Alexander L. Cover	69,000	45,550	—	114,550	—	1,629
John J. Desmond	56,250	45,550	—	101,800	—	1,629
Howard Thomas Hogan, Jr., Esq.	51,500	45,550	3,340	100,390	3,326	1,629
Louisa M. Ives	52,000	45,550	—	97,550	—	—
Stephen V. Murphy	60,500	45,550	—	106,050	3,326	1,629
Peter Quick	64,082	45,550	—	109,632	—	1,629
Denise Strain	59,958	45,550	—	105,508	—	1,234
Milbrey Rennie Taylor	59,750	45,550	—	105,300	—	1,629
Walter C. Teagle III	113,500	91,100	1,437	206,037	—	3,258
Eric J. Tveter	60,375	45,550	—	105,925	—	1,629

(1)	Stock awards granted in 2020 vested immediately and were distributed after the 2020 Annual Meeting of Stockholders.
(2)	The change in pension value represents interest on the benefit frozen as of December 31, 2000.

MANAGEMENT

Set forth below is the business experience during the past five years and other information as to all executive officers of the Corporation and the Bank as of the date of this proxy statement.

Executive Officers	Age	Present Capacity	Officer Since

Christopher Becker	55	Director, President and Chief Executive Officer of the	2011
		Corporation and the Bank

Jay P. McConie	52	Executive Vice President and Chief Financial Officer of the	2015
		Corporation and the Bank; Treasurer of the
		Corporation and Cashier of the Bank

Christopher J. Hilton	43	Executive Vice President of the Corporation and the	2017
		Bank; Chief Lending Officer of the Bank

Janet T. Verneuille	60	Executive Vice President and Chief Risk Officer of the	2019
		Corporation and the Bank

Susanne Pheffer	58	Executive Vice President of the Corporation and the	2020
		Bank; Chief Information Officer of the Bank

Michael J. Spolarich	52	Executive Vice President of the Corporation and the	2020
		Bank; Chief Credit Officer of the Bank

Richard P. Perro	55	Executive Vice President of the Corporation and the	2002
		Bank; Chief Retail Officer of the Bank

Mr. Becker joined the Board in January 2020 upon being named President and Chief Executive Officer of the Corporation and the Bank.  Mr. Becker has been employed by the Bank since 2011 most recently serving as Executive Vice President and Chief Risk Officer of the Corporation and the Bank and Corporate Secretary of the Corporation.  Mr. Becker has been responsible for the Bank’s enterprise risk management program including oversight of strategic planning, technology, loan and deposit operations, compliance, administration of internal audit, facilities and certain credit administration functions.

Mr. McConie joined the Bank in 2015 as Senior Vice President and Chief Investment Officer.  Effective January 1, 2020, Mr. McConie was promoted to Executive Vice President and Chief Financial Officer of the Corporation and the Bank.  Prior to joining the Bank, Mr. McConie served as Executive Vice President and Chief Financial Officer of Community National Bank from 2007 to 2015.  Mr. McConie began his career at KPMG LLP in their Financial Services Group and is a Certified Public Accountant.

Mr.  Hilton joined the Bank in June 2017 as Senior Vice President and Commercial Banking Division Executive.  On January 1, 2018, Mr. Hilton was promoted to Executive Vice President of the Corporation and the Bank.  Prior to joining the Bank, Mr. Hilton served as Executive Vice President & Chief Credit Officer of Suffolk County National Bank until its acquisition by People’s United Bank in April 2017.  Mr. Hilton joined People’s United Bank and served as Senior Credit Officer until May 2017.  Prior to his employment at Suffolk County National Bank, Mr. Hilton served as Executive Vice President & Chief Credit Officer of Empire National Bank.

Ms. Verneuille joined the Bank in 2019 as Executive Vice President and Chief Risk Officer of the Corporation and the Bank.  Prior to joining the Bank, Ms. Verneuille served as Executive Vice President and Chief Financial Officer of Empire National Bank.  Ms. Verneuille previously served as Director, Executive Vice President and Chief Financial Officer of a national bank in organization after serving fifteen years at Bridgehampton National Bank, ultimately as Executive Vice President and Chief Financial Officer.  Ms. Verneuille obtained her public accounting experience at KPMG LLP and is a Certified Public Accountant.

Ms. Pheffer joined the Bank in 2020 as Executive Vice President and Chief Information Officer.  Prior to joining the Bank, Ms. Pheffer served six years as Executive Vice President and Chief Technology Officer of Empire National Bank. Prior to that, Ms. Pheffer served twenty-three years at another Long Island-based community bank where she was promoted to Senior Vice President and Chief Information Officer.

Mr.  Spolarich joined the Bank in 2020 as Senior Vice President and Senior Credit Officer.  Effective December 1, 2020, Mr. Spolarich was promoted to Executive Vice President and Chief Credit Officer.  Prior to joining the Bank, Mr. Spolarich served as Senior Credit Officer for a regional bank's New York City and Long Island districts and Chief Credit Officer and Deputy Chief Credit Officer, respectively, for two Long Island community banks.

PROPOSAL 2

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE

CORPORATION’S NAMED EXECUTIVE OFFICERS

The compensation paid to our NEOs is disclosed in this proxy statement in the sections entitled “Compensation Discussion and Analysis,” “Compensation of Executive Officers,” “Compensation Pursuant to Plans” and “Employment Agreements.”  We believe that our compensation policies, practices and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term best interests of our stockholders.  Compensation of our NEOs is designed to enable us to attract and retain talented and experienced senior executives to lead the Corporation successfully in a competitive environment.  Stockholders are being asked to cast a non-binding, advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Corporation’s NEOs as disclosed in its proxy statement for the April 20, 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The affirmative vote of the holders of a majority of shares represented online at the virtual Annual Meeting or by proxy and voting on this item will be required for approval.

Your vote on this Proposal 2 is advisory, and therefore not binding on the Corporation, the Compensation Committee or the Board.  The vote will not be construed to overrule any decision by the Corporation, the Compensation Committee or the Board; to create or imply any change to the fiduciary duties of the Corporation, the Compensation Committee or the Board; or to create or imply any additional fiduciary duties for the Corporation, the Compensation Committee or the Board.  However, our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is a significant vote against the compensation paid to our NEOs as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Board and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR the proposal to approve the compensation paid to the Corporation’s named executive officers.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis included herein and provided pursuant to Item 402(b) of Regulation S-K.

Based on this review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.  The Compensation Committee:

•	Eric J. Tveter, Chairman
•	John J. Desmond
•	Louisa Ives
•	Stephen V. Murphy
•	Milbrey Rennie Taylor
•	Walter C. Teagle III

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (“1933 Act”) or the 1934 Act, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

COMPENSATION DISCUSSION AND ANALYSIS

The Corporation’s NEOs for 2020 are as follows:

Executive Officers	Present Capacity

Christopher Becker	Director, President and Chief Executive Officer of the Corporation and the Bank
Jay P. McConie	Chief Financial Officer of the Corporation and the Bank; Treasurer of the Corporation and
Cashier of the Bank
Christopher J. Hilton	Chief Lending Officer of the Bank
Janet T. Verneuille	Chief Risk Officer of the Corporation and the Bank
Richard P. Perro	Chief Retail Officer of the Bank

Key financial results for 2020 and 2019, including those used in determining incentive compensation, are as follows:

Results and Metrics	2020	2019
Net Income	$41,203,000	$41,555,000
Diluted Earnings per Share	$1.72	$1.67
Return on Average Assets (“ROA”)	1.00%	.99%
Return on Average Equity (“ROE”)	10.47%	10.61%
Net Interest Margin	2.64%	2.57%

The following is a discussion of the compensation awarded to, earned by or paid to the NEOs.  The discussion explains all the material elements of the Corporation’s compensation of the NEOs.  It should be read in conjunction with the other executive compensation disclosures that appear elsewhere in this proxy statement.

Guiding Principles

In designing and maintaining a compensation program for the Corporation’s NEOs, other executive officers and employees, the Compensation Committee adheres to the following guiding principles:

(1)	The compensation program should be principles-based, employ best practices in executive compensation and consider all relevant regulatory guidance regarding sound incentive compensation policies.
(2)

The compensation program should be designed and supervised by the Compensation Committee with, as needed, the assistance of independent compensation consultants, legal counsel and other advisors who have significant experience in risk management, compensation practices and legal matters in the financial services industry.

(3)

The Compensation Committee should consist entirely of independent directors and operate under a charter adopted by the Board that clearly defines its duties and responsibilities.  Significant approvals by the Compensation Committee regarding the provisions of the executive compensation program and awards thereunder should be ratified by the full Board.

(4)

A  significant portion of executive compensation awarded under the program should be directly tied to corporate and peer group performance and thereby closely aligned with the interests of stockholders.  The corporate performance levels necessary to earn threshold, target and maximum cash incentive and equity awards should be determined by the Compensation Committee and should not encourage inappropriate risks that could lead to material financial loss to the Bank.

(5)

The compensation program should enable the Corporation to attract and retain highly skilled professionals in each necessary discipline (i.e., executive, financial, lending, operations, risk management).

(6)

Compensation paid should be appropriately balanced between short and long-term components.  The short-term components should primarily consist of base salary and cash incentive compensation and the long-term components should be equity awards that vest over time as well as retirement benefits.

(7)

The competitiveness of total direct compensation, which consists of base salary, cash incentive and equity awards, should be tested regularly by a comparison to: (1) a group of peer banks selected by the Compensation Committee that are similar in size and scope to the Corporation; and (2) amounts published in compensation surveys for the banking industry conducted by nationally recognized independent compensation consulting firms.

(8)	The compensation program should achieve internal equity among the Corporation’s executive officers.
(9)	Retirement benefits should be market competitive and evaluated based on the percentage of the executive’s income replaced in retirement.
(10)

Payments upon a change in control or termination should be market competitive, reasonable in amount and designed to ensure that the executive officers of the Bank are not significantly harmed nor unduly enriched and are therefore objective with respect to the consummation of a transaction, such as a sale or merger of the Bank, that may be in the best interests of the Corporation’s stockholders.

(11)

The Compensation Committee should identify those employees, whether they are executive officers or otherwise, who could potentially expose the Corporation to material amounts of risk.  The compensation of such employees should be designed to discourage imprudent risk taking and contain maximum incentive amounts that do not represent windfalls.

(12)	Clawbacks should be utilized within the compensation program in accordance with our clawback policy and applicable law.
(13)	Retention of vested or exercised equity awards should be required until stock ownership guidelines are met.
(14)	Employees, whether they are executive officers or otherwise, should be prohibited from hedging the value of equity compensation that vests over time.

(15)	Performance goals should be established by the Compensation Committee and ratified by the full Board.
(16)	Achievement of performance goals should be certified by the Compensation Committee prior to the payment of awards.

Objectives of the Executive Compensation Program

The Corporation’s executive compensation program is designed to enable the Corporation to attract and retain talented executive officers necessary to safely and successfully operate and grow the Bank.  The executive compensation program promotes sound risk management and long-term value creation for our stockholders.

What the Executive Compensation Program is Designed to Reward

Certain elements of the executive compensation program are intended to reward current performance.  By offering long-term equity compensation, the executive compensation program is also designed to reward executive officers who help maximize long-term financial performance and earnings growth of the Corporation.

Role of Independent Compensation Consultant

In determining an appropriate level of compensation for the CEO, other executive officers and the Board, the Compensation Committee periodically engages an independent compensation consulting firm to gather and help analyze the information necessary to make such determinations.  In 2019, the Compensation Committee engaged Pearl Meyer & Partners LLC (“Pearl Meyer”), an independent national compensation consulting firm, to conduct a review of the compensation of the Company’s CEO, other executive officers and the Board.  The objective of the review was to provide an assessment of the competitiveness and effectiveness of the Corporation’s compensation programs relative to peer banks.

In performing their 2019 review, Pearl Meyer worked with the Compensation Committee to develop a custom peer group.  The peer banks were similar in size and scope to the Bank, with total assets averaging approximately $4.8 billion.  This average compared to total assets for the Bank of approximately $4.1 billion at year-end 2019.  The 2019 peer group consisted of eighteen (18) publicly-held bank holding companies located in the Bank’s general geographic area and included Arrow Financial Corporation, Bridge Bancorp, Inc., Bryn Mawr Bank Corporation, Century Bancorp, Inc., CNB Financial Corporation, ConnectOne Bancorp, Inc., Enterprise Bancorp, Inc., Financial Institutions, Inc., Flushing Financial Corporation, Lakeland Bancorp, Inc., Meridian Bancorp, Inc., Northfield Bancorp, Inc., Oritani Financial Corp., Peapack-Gladstone Financial Corporation, Tompkins Financial Corporation, TrustCo Bank Corp NY, Univest Corporation of Pennsylvania and Washington Trust Bancorp, Inc.  In addition to gathering and analyzing compensation data for the peer group, Pearl Meyer also gathered and analyzed peer compensation data from published industry surveys and other proprietary data sources.  In performing their reviews, Pearl Meyer assessed total remuneration and the individual elements of total remuneration including base salary, annual cash incentive compensation, annual equity awards, retirement benefits and perquisites.  Based on their reviews, Pearl Meyer provided the Compensation Committee with a comparison of the compensation of the CEO and other executive officers to the market 10th, 25th, 50th, 75th and 90th percentiles.  Pearl Meyer also assessed the elements of Board compensation both individually and in the aggregate, including annual retainers, meeting-based fees and fees for chair roles and special meetings.

In addition to the services described above, Pearl Meyer was also engaged in 2019 to perform a review of the long-term incentive plan design of the Corporation’s executive incentive plan.

The Compensation Committee received a letter from Pearl Meyer regarding its independence under the six factors to be considered for such purposes under Nasdaq Rules, assessed the independence of Pearl Meyer pursuant to such rules and determined that Pearl Meyer is an independent and conflict-free advisor to the Corporation.

Elements of Executive Compensation

The executive compensation program consists of four basic components: (1) base salary; (2) annual cash incentive compensation; (3) equity awards; and (4) other noncash compensation, consisting primarily of retirement benefits and reasonable perquisites.

Why We Choose To Pay Each Element of Executive Compensation

Base Salary.  The Compensation Committee believes that base salary for an NEO should compensate the officer for the skills and effort required to perform the officer’s day-to-day responsibilities, taking into account the size and complexity of the Company.

Annual Cash Incentive Compensation.  The Compensation Committee has included annual cash incentive compensation in the executive compensation program as a means to incent executive officers to optimize corporate performance through, among other things, the achievement of annual corporate goals set forth in the Corporation’s strategic plan.  Our Compensation Committee recommended, the Board adopted and the stockholders approved the 2016 Cash Incentive Plan, which provides the opportunity for a cash incentive payment based upon the achievement of corporate and individual goals.

Equity Awards.  The Compensation Committee uses equity awards granted under the Corporation’s equity incentive plan as a means to incent executive officers to optimize corporate performance over an extended time-period.  Equity awards, together with retirement benefits, are the longer-term components of our executive compensation program.

Other Noncash Compensation.  Other noncash compensation consists of: (1) retirement benefits paid under the Bank’s defined benefit pension plan (“Pension Plan”) and 401(k) Plan; and (2) noncash fringe benefits not available to the general employee population of the Bank.  Noncash fringe benefits, other than those available to the general employee population at the Bank, include the personal use of business automobiles and a country club membership for the CEO.

Retirement benefits provided by the Corporation’s Pension and 401(k) Plans are intended to encourage the NEOs to maintain their employment with the Corporation and maximize long-term corporate performance.  A country club membership is provided to the CEO to aid him in developing and retaining business.  Business automobiles are provided to all of the Bank’s executive officers as a competitive perquisite and as an alternative to reimbursing such officers for mileage driven on account of business conducted on behalf of the Corporation.

How We Determine The Amount To Pay For Each Element of Executive Compensation

The total compensation paid by the Corporation to each of the NEOs is based on a variety of factors including: (1) the Company’s recent and expected future overall financial performance; (2) current economic conditions and the effect thereof on the Company’s performance and that of its peers; (3) the executive officer’s experience and tenure in his or her current position, years of service to the Bank, scope of responsibilities, leadership ability, compensation relative to the Company’s other executive officers, recent and expected future performance, and contributions to corporate performance; (4) a comparison of total compensation and each element of compensation paid to the executive to compensation amounts paid by peer banks to executives with similar roles and compensation amounts set forth in published industry surveys for executives with similar roles; and (5) the most recent stockholder advisory vote on executive compensation.  As previously discussed, comparative compensation studies are performed and updated on a periodic basis by an independent compensation consulting firm engaged by and working under the direction of the Compensation Committee.

Base salary for the CEO is reviewed by the Compensation Committee on an annual basis.  The Compensation Committee also performs an annual review of the base salary recommendations made by the CEO for the Company’s other NEOs.  Each executive officer does not necessarily receive an increase in base salary each year.  In reviewing each NEO’s base salary, the Compensation Committee considers the amounts paid by peer banks, the amounts set forth in compensation surveys performed by nationally recognized independent compensation consulting firms and the Corporation’s overall budget for base salary increases.

For the Corporation’s CEO, annual cash incentive compensation for 2020 payable pursuant to the 2016 Cash Incentive Plan was based on corporate performance measured by net income, ROA,  bank safety and Compensation Committee discretion.  Annual cash incentive compensation for 2020 for the other NEOs was based on a combination of corporate and personal performance with weights of 80% and 20%, respectively.  Corporate performance for the other NEOs is measured by net income, ROA, bank safety and Compensation Committee discretion, and personal performance is measured by the achievement of goals, monetary and nonmonetary, assigned to the NEO.  Compensation Committee discretion is based on, among other things, a qualitative assessment of corporate performance in light of current conditions.

The following table sets forth the range of annual cash incentive compensation for 2020 under the 2016 Cash Incentive Plan assuming that the Corporation achieved threshold, target and maximum levels of performance and, where applicable, the NEO achieved threshold, target and maximum levels of performance with respect to personal goals.  Each NEO’s cash incentive target for 2020 was a percentage of base salary as determined by the Compensation Committee.  Achievement of corporate and, where applicable, personal performance levels greater than the threshold level but less than the maximum level results in a cash incentive payment that is proportionately greater than the threshold level of incentive but less than the maximum level of incentive.

NEO	Threshold ($)	Target ($)	Maximum ($)
Christopher Becker	112,500	225,000	337,500
Jay P. McConie	60,000	120,000	180,000
Christopher J. Hilton	61,000	122,000	183,000
Janet T. Verneuille	61,000	122,000	183,000
Richard P. Perro	42,000	84,000	126,000

Equity incentive compensation for the NEOs consists of a combination of performance-based and time-based RSUs that are awarded based on a fixed percentage of salary as determined by the Compensation Committee.  RSUs awarded in 2019 included two-thirds (⅔) that were performance-based and one-third (⅓) that were time-based.  One-third (⅓) vests and converts into shares of Common Stock based on the satisfaction of net income and ROA performance metrics for the year awarded, one-third (⅓) vests and converts into shares of Common Stock based on the satisfaction of net income and ROA performance metrics for the year subsequent to the year awarded, and the final one-third (⅓) vests and converts into shares of Common Stock three years from the date of grant.  RSUs awarded in 2020 and 2021 included two-thirds (⅔) that were performance-based and one-third (⅓) that were time-based.  One-third (⅓) vests and converts into shares of Common Stock based on the Corporation’s ROE and ROA compared to the 2019 peer group median each with a weighting of 40% and net income growth with a weighting of 20% for the year awarded, one-third (⅓) vests and converts into shares of Common Stock based on the Corporation’s ROE and ROA compared to the 2019 peer group median each with a weighting of 40% and net income growth with a weighting of 20% for the year subsequent to the year awarded, and the final one-third (⅓) vests and converts three years from the date of grant.  Multi-year performance periods for the performance-based RSUs encourage long-term strategic focus.

Performance-based RSUs granted in 2019, 2020 and 2021 have upside conversion potential in that a maximum level of performance will result in the distribution of more than one share of Common Stock for one RSU.  A maximum level of performance will result in a conversion ratio of one RSU for one-and-one-half (1½) shares of Common Stock.  Performance greater than the threshold level but less than the maximum level will result in a conversion ratio proportionately greater than one RSU for one-half (½) share of Common Stock but less than one RSU for one-and-one-half (1½) shares of Common Stock.  The maximum level of performance is 115% of the target level, whereas the threshold level of performance is 80% of the target level.  In setting the current threshold, target and maximum levels of performance and related payouts, the Compensation Committee utilized a study performed by Pearl Meyer of the structural elements of the Corporation’s incentive compensation plan and considered, among other things, performance and payout levels for the Corporation’s peer banks.

Over the last three years, cash incentive compensation for the NEOs as a group has averaged approximately one-third (⅓) of total incentive compensation, while equity incentive compensation has averaged approximately two-thirds (⅔) of total incentive compensation.

By their terms, all outstanding performance-based RSUs held by NEOs immediately vest in the event of an involuntary termination following a change in control, total and permanent disability, as defined, or death.  Upon retirement performance-based RSUs will vest only after the completion of the applicable performance period and attainment of the relevant performance criteria.  All outstanding time-based RSUs granted to NEOs immediately vest in the event of an involuntary termination following a change in control, total and permanent disability, as defined, death or retirement.  For a further discussion of the tax-deductibility of executive compensation, see the Tax Deductibility of Executive Compensation section of this proxy statement.

The value of a RSU realized at vesting can be more or less than its grant date fair value if the Common Stock price at the date of vesting is more or less than its fair market value on the date of grant or the aggregate conversion ratio described above is more or less than one RSU for one share of Common Stock.

The following table sets forth the grant date fair value of performance-based equity incentive compensation awarded in 2021 for 2020 performance.

NEO	Equity Awards ($)
Christopher Becker	500,000
Jay P. McConie	150,000
Christopher J. Hilton	152,500
Janet T. Verneuille	152,500
Richard P. Perro	96,000

The RSUs awarded in 2021 for 2020 performance include both performance-based and time-based awards.  Performance-based awards vest and convert into shares of Common Stock based on the Corporation’s ROE and ROA for 2021 and 2022 compared to the 2019 peer group median each with a weighting of 40% and the Corporation’s net income growth for 2021 and 2022 with a weighting of 20%. Time-based awards vest and convert three years from the date of grant but are subject to earlier vesting and conversion based on the retirement of the grantee.  The Compensation Committee believes that the vesting and conversion requirements of the RSUs awarded in 2021 for 2020 performance achieve an appropriate balance between short-term and long-term results with an emphasis on relative performance-based metrics.  See “Grant of Plan Based Awards” table in this proxy statement for further information.

The following table sets forth the performance metrics and weights established by the Compensation Committee for use in determining cash incentives paid in January 2021 for 2020 performance along with the actual 2020 performance as defined by the Compensation Committee for each metric.

Metric	Weight (1)	Threshold	Target	Maximum	Actual Results
Net Income	45%	$34,062,000	$42,577,000	$48,964,000	$41,203,000
ROA	30%	.81%	1.01%	1.16%	1.00%
Bank Safety Rating	10%	Below Standard	Meets Standard	N/A	N/A
Compensation Committee Discretion	15%	Minimum	Average	Maximum	Average

(1)	The weights for each metric apply to all NEOs.

Compensation Committee Discretion will be eliminated as a metric in determining cash incentives that will be paid in 2022 for 2021 performance.  The Net Income, ROA and Bank Safety Rating metrics will have weights of 50%, 30% and 20%, respectively.

The following table sets forth performance-based cash incentive compensation earned in 2020 and the grant date fair value of equity incentive compensation awarded on account of 2020.

NEO	Cash Incentive ($)	Equity Awards ($)	Total ($)
Christopher Becker	215,145	500,000	715,145
Jay P. McConie	118,320	150,000	268,320
Christopher J. Hilton	116,900	152,500	269,400
Janet T. Verneuille	116,510	152,500	269,010
Richard P. Perro	78,915	96,000	174,915

In the future the Compensation Committee may use different metrics to measure corporate performance or may change the weights applied to each metric.

The Compensation Committee believes that total target remuneration for executive officers should be market competitive, benchmarked to the 50th percentile of the Bank’s peer group and take into consideration individual and corporate performance and tenure.

In performing their 2019 review of executive compensation, Pearl Meyer compiled compensation data from the proxy statements of the Corporation’s custom peer group and from published industry surveys and, based on this data, calculated percentile amounts against which total compensation for the Company’s NEOs could be compared.  The Compensation Committee found the results of the Pearl Meyer study to be directionally consistent with their stated philosophy and took the results of the study into account to inform 2020 compensation decisions.

Termination and Change in Control Payments

Each of the NEOs had an employment agreement with the Corporation during 2020, which provides for severance compensation in the event that the executive is terminated by the Board without cause or terminates his employment for Good Reason, as defined, whether or not such termination occurs in connection with a change in control (see Employment Agreements section of this proxy statement).  These provisions are designed to insure, among other things, that the NEOs are not significantly harmed or unduly enriched and are therefore objective with respect to the consummation of a transaction, such as a sale or merger of the Bank that may be in the best interests of the Corporation’s stockholders.  In determining the severance arrangement for the CEO and each of the other NEOs, the Compensation Committee considered the severance arrangements offered by peer banks to their NEOs.

Impact of Accounting and Tax Treatment of Certain Elements of Compensation

The Compensation Committee has granted non-qualified stock options (“NQSOs”) and RSUs as equity compensation.  NQSOs and RSUs are advantageous from the Corporation’s standpoint because the Corporation records a book tax benefit for the compensation cost recognized for financial statement reporting purposes under FASB ASC Topic 718.  Upon exercise of NQSOs and vesting of RSUs the Corporation records an income tax benefit or expense in earnings.

Tax Deductibility of Executive Compensation

Internal Revenue Code Section 162(m) limits the tax deductibility of compensation paid to any covered employee to $1 million per year.  The Tax Cuts and Jobs Act (the “Act”) was signed into law on December 22, 2017 and amends Section 162(m) to treat all NEOs as covered employees (previously the Chief Financial Officer was not a covered employee) and to eliminate the exclusion of qualified performance-based compensation in determining compensation subject to the $1 million limitation.  In addition, the Act provides “grandfathered” treatment for qualified performance-based compensation in excess of $1 million that meets the requirements of Section 162(m), is payable pursuant to a written binding contract in effect as of November 2, 2017 and is not modified in any material respect.  All of the compensation paid to the NEOs as a group through year-end 2020 was deductible under the applicable provisions of Section 162(m).  A number of requirements must be met for particular compensation to qualify for tax deductibility, so there can be no assurance that incentive compensation paid to the NEOs will be fully deductible in all circumstances.

While the Compensation Committee does not have a formal policy with respect to the payment of compensation in excess of the deduction limit under Code Section 162(m), the Compensation Committee’s practice is to structure compensation programs offered to the NEOs with a view towards maximizing tax deductibility of amounts paid.  However, in structuring compensation programs, the Compensation Committee considers a variety of factors, including the Corporation’s tax position, the materiality of the payments and tax deductions involved and the need for flexibility to address unforeseen circumstances.  After considering these factors, the Compensation Committee may decide to authorize payments, all or part of which may be nondeductible for federal income tax purposes.

Role of Executive Officers In Determining Executive Compensation

The Compensation Committee approves the proposed compensation of executive officers after considering, among other things, executive compensation studies periodically performed by independent compensation consulting firms.  From time to time, the CEO has served as a resource to the Compensation Committee in gathering the information necessary to make such compensation determinations.  However, the CEO does not have a policy-making role with respect to determining the amount or form of executive compensation and does not participate in Compensation Committee deliberations regarding his own compensation.

Compensation Policies and Practices As They Relate To Risk Management

The Corporation has a written incentive-based compensation policy that sets forth governance roles for the Compensation Committee, senior management and the Corporation’s internal auditors.  The policy is reviewed annually by the Compensation Committee, modified if deemed appropriate and approved.  The purpose of the policy is to ensure that the Corporation’s incentive-based compensation arrangements, or any feature of any such arrangement, do not encourage executive officers or employees to: (1) expose the Corporation to inappropriate risks by providing such persons with excessive compensation, fees or benefits; or (2) take inappropriate risks that could lead to material financial loss to the Corporation.  Pursuant to this policy, the Corporation’s incentive-based compensation arrangements are required to: (1) balance risk and financial rewards, through such things as risk adjustments of awards, deferral of payments, longer performance periods and/or reduced sensitivity to short-term performance; (2) be compatible with effective internal controls and risk management; and (3) be supported by strong corporate governance, including active and effective oversight by the Compensation Committee.  The Compensation Committee has determined that the Company’s compensation policies and practices for its employees, including non-executive officers, are not reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines and Equity Award Retention Policy

As a condition to receiving equity awarded under the Corporation’s equity incentive plan each director and executive officer shall enter into an agreement with the Company providing that any stock acquired from the exercise of stock options or the vesting of equity awards, net of the disposition of shares for tax withholding requirements, must be held until stock ownership requirements are met.

Each director of the Corporation is required to have beneficial ownership of shares of Common Stock of the Corporation with a current market value equal to three (3) times cash retainers, which includes Committee retainers and per meeting fees.  The CEO of the Corporation is required to have beneficial ownership of shares of common stock of the Corporation with a current market value equal to three (3) times his or her current base salary.  Each other executive officer of the Corporation is required to have beneficial ownership of shares of common stock of the Corporation with a current market value equal to one (1) times his or her current base salary.  All ownership requirements need to be met as follows: (1) within five years of becoming a director or executive officer; (2) within five years of an increase in ownership requirements for the incremental increase only; or (3) within three years of falling out of compliance with these requirements due to compensation increases or fluctuations in market value.

Clawback Policy

The Corporation has a clawback policy to enable the Company to recover any bonus or incentive compensation awarded or paid to the Company’s executive officers if: (1) the payments or awards were based on materially inaccurate financial statements or any other materially inaccurate performance metric, and (2) the amount of the incentive compensation, as calculated under restated financial results, is less than the amount actually paid or awarded under the original financial results.

Policy Prohibiting Hedging, Margining and Pledging of the Corporation’s Securities

Directors, NEOs, other officers and employees are prohibited from hedging the Corporation’s securities with the use of financial instruments (including prepaid variable forward contracts, equity swaps, calls, puts, collars, and exchange funds) that offset a decrease in the market value of the Company’s equity securities and any other transaction with comparable economic consequences.  Directors, NEOs and other executive officers are also prohibited, with limited exception, from holding the Corporation’s securities in a margin account or pledging such securities as collateral for any loan.

The information provided under this section shall not be deemed incorporated by reference into any filing under the 1933 Act or the 1934 Act, except to the extent that the Corporation specifically incorporates this information by reference.

Shareholder Advisory Vote on Compensation and Policy Prohibiting Tax Gross-Up Arrangements

The Compensation Committee considers the results of the most recent annual stockholder say-on-pay advisory vote on the compensation paid to NEOs.  To the extent there is a significant vote against the compensation paid to our NEOs, the Compensation Committee will consider our stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.  At the 2020 Annual Meeting of Stockholders, 94% of the shares voting on this issue supported the compensation outlined in last year’s proxy statement, while 6% voted against or abstained.  The Board has a longstanding prohibition against tax gross-up arrangements which is published in the Corporation’s Corporate Governance Guidelines.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information with respect to the aggregate compensation paid, earned or awarded for the years ended December 31, 2020, 2019 and 2018 to the CEO, CFO and each of the additional three most highly compensated executive officers of the Bank.  All compensation information is provided pursuant to the SEC executive compensation disclosure rules for proxy statements.  All of the listed officers are also officers of the Corporation but received salaries only from the Bank.

Summary Compensation Table

		Base Salary	Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Christopher Becker	2020	500,000	—	500,000	215,145	108,854	28,192	1,352,191
Director, President and CEO	2019	345,000	—	475,000	150,103	88,064	19,773	1,077,940
	2018	330,000	—	165,000	142,126	21,207	17,020	675,353

Jay P. McConie	2020 (5)	300,000	—	150,000	118,320	65,951	15,729	650,000
Executive Vice President;
Chief Financial
Officer and Treasurer

Christopher J. Hilton	2020	305,000	5,000	152,500	116,900	45,298	16,878	641,576
Executive Vice President;	2019	280,000	—	140,000	116,498	27,164	13,094	576,756
Chief Lending Officer	2018	260,000	—	130,000	107,172	8,233	9,582	514,987

Janet T. Verneuille	2020 (5)	305,000	5,000	152,500	116,510	27,752	9,928	616,690
Executive Vice President;
Chief Risk Officer

Richard P. Perro	2020 (5)	240,000	5,000	96,000	78,915	218,817	12,293	651,025
Executive Vice President;
Chief Retail Officer

(1)

The amounts shown for each year represent RSU grants for that year. Awards are generally granted subsequent to the close of the year.  The aggregate grant date fair values are computed in accordance with FASB ASC Topic 718.

(2)	The amounts shown for each year represent cash incentive compensation earned based on performance for that year but paid subsequent to the close of the year.
(3)

The amounts reported are computed in accordance with FASB ASC Topic 715 and reflect the actuarial increase in the present value at year end compared to the prior year end of the NEO’s benefits under all defined benefit pension plans.  (See Note J "Retirement Plans" to the Corporation's 2020 Consolidated Financial Statements.)  The Corporation applies the “no negative number” position for reporting the change in pension value.  The fluctuations are primarily attributable to movement in the actuarial discount rate.  In 2018 through 2020 the discount rates were 4.53%, 3.55% and 2.67%, respectively.

(4)

The components of the 2020 amounts shown in the “All Other Compensation” column are set forth in the table that follows.  The “All Other Compensation” column does not include the incremental cost to the Corporation of providing the NEOs with group term life and health insurance benefits, because such benefits do not discriminate in scope, terms or operation in favor of the NEOs and are available generally to all employees.

(5)	Mr. McConie, Ms. Verneuille and Mr. Perro first became NEOs for the year ended December 31, 2020.

All Other Compensation Table

	Perquisites and Other Personal Benefits
	Personal Use of	Personal Use of	401(k) Matching
	Business Auto	Country Club	Contributions	Total
Name	($)	($)	($)	($)
Christopher Becker	9,088	10,554	8,550	28,192
Jay P. McConie	7,179	—	8,550	15,729
Christopher J. Hilton	8,328	—	8,550	16,878
Janet T. Verneuille	1,378	—	8,550	9,928
Richard P. Perro	3,743	—	8,550	12,293

The Compensation Committee believes that each NEO’s total compensation is appropriately balanced between currently paid out and deferred compensation, with deferred compensation consisting of equity awards that vest over time and retirement benefits provided under the Corporation’s 401(k) and Pension Plans.

Pay Ratio

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of annual total compensation of the Corporation’s CEO to the annual total compensation of the Corporation’s median paid employee, excluding the CEO.

The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u).

The Corporation identified a new median paid employee for 2020 in a manner consistent with previous years.  The Corporation named a new President and CEO effective January 1, 2020.  There have not been significant changes in the employee population or compensation arrangements.

In identifying the median paid employee in 2020 and in determining the compensation of the median paid employee, the Corporation utilized year-to-date compensation from the twenty-sixth full bi-weekly payroll paid in December 2020.  Compensation included, as applicable, regular earnings plus overtime, Saturday pay, commissions, cash incentives and stock-based compensation.  The Corporation considered all full-time and part-time permanent employees when identifying the median paid employee.  Earnings of employees included on the twenty-sixth payroll of 2020 that were employed for less than a full year were converted to a twenty-six bi-weekly payroll equivalent.  Full-time equivalent adjustments were not made.  There were no seasonal or temporary employees on the final payroll of 2020.

The 2020 annual total compensation of the CEO and median paid employee was determined under Item 402 of Regulation S-K and was $1,352,191 and $67,241, respectively.  The CEO’s annual total compensation for 2020 was 20 times that of the annual total compensation for 2020 of the median paid employee.

COMPENSATION PURSUANT TO PLANS

Equity Incentive Plans

The Corporation has awards outstanding under the 2014 Plan which was approved by the Corporation’s stockholders on April 22, 2014.  The 2014 Plan gives the Board flexibility to attract and retain highly qualified officers and directors by offering a competitive compensation program.  Equity awards align the interests of our directors and management with the interests of our stockholders by potentially increasing the ownership interests of directors and officers in our Common Stock.

Awards under the 2014 Plan may be granted as incentive and non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units or any combination thereof.  Substantially all awards granted under the 2014 Plan have been restricted stock units with performance or time-based vesting.

The following table presents the number of shares of Common Stock to be issued upon the exercise of outstanding stock options and vesting of RSUs, and the number of shares of Common Stock remaining available for future issuance under the 2014 Plan, as of December 31, 2020, adjusted to reflect 121,569 RSUs granted in January 2021 for 2020 service.  The table also presents the weighted average exercise price of outstanding stock options as of December 31, 2020.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under the 2014 Plan (2)
Equity compensation plans
approved by security holders	357,518	$13.18	1,452,411

(1)	Includes 346,487 RSUs. The weighted-average exercise price does not take these awards into account.
(2)	Of these shares, 24,665 are available to be granted as restricted stock or RSUs.

The Corporation does not have any equity compensation plans that have not been approved by stockholders.

The following table sets forth information regarding the grant of plan-based awards during 2020, both cash and equity, to the NEOs.

Grant Of Plan Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	($)
Christopher Becker	1/30/20	112,500	225,000	337,500	500,000
Jay P. McConie	1/30/20	60,000	120,000	180,000	150,000
Christopher J. Hilton	1/30/20	61,000	122,000	183,000	152,500
Janet T. Verneuille	1/30/20	61,000	122,000	183,000	152,500
Richard P. Perro	1/30/20	42,000	84,000	126,000	96,000

(1)

The amounts shown represent cash incentive compensation that could have been earned by the NEO in 2020 under the Corporation’s incentive compensation plan.  The actual amount paid to each NEO in February 2021 based on 2020 performance is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this proxy statement.

(2)

The amounts shown represent RSU awards earned by the NEOs for 2020 service.  The amounts earned were awarded in January 2021 in the form of RSUs under the 2014 Plan and are included in the “Stock Awards” column for 2020 of the “Summary Compensation Table” in this proxy statement.  Two-thirds (⅔) of the RSUs granted in January 2021 are performance-based and one-third (⅓) are time-based.  One-third (⅓) vests and converts into shares of Common Stock based on the Corporation’s ROE and ROA compared to the 2019 peer group median each with a weighting of 40% and net income growth with a weighting of 20% for the year awarded, (⅓) vests and converts into shares of Common Stock based on the Corporation’s ROE and ROA compared to the 2019 peer group median each with a weighting of 40% and net income growth with a weighting of 20% for the year subsequent to the year awarded, and the final one-third (⅓) vests and converts three years from the date of grant, but is subject to earlier vesting and conversion based on the retirement of the grantee.

The following table sets forth information regarding outstanding equity awards for the NEOs at December 31, 2020, as updated to include grants in January 2021 based on 2020 performance.

Outstanding Equity Awards

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)
Christopher Becker	—	—	—	—	66,366	1,184,633
Jay P. McConie	—	—	—	—	20,810	371,459
Christopher J. Hilton	—	—	—	—	23,720	423,402
Janet T. Verneuille	—	—	—	—	22,759	406,248
Richard P. Perro	—	—	—	—	13,342	238,155

(1)

Represents the maximum number of shares into which outstanding RSUs can potentially be converted.    At December 31, 2021 and 2022, 57,310 and 34,323, respectively, performance-based RSUs may vest based on ROA, ROE and net income performance goals each with a weight of 40%, 40% and 20%, respectively, as established by the Compensation Committee.  Additionally, in January 2021, 2022, 2023 and 2024, 7,212,  7,942, 16,326 and 23,884, respectively, time-based RSUs will vest.

(2)	Represents the value of the maximum number of shares into which RSUs can potentially be converted based on the closing price of the Common Stock on December 31, 2020 of $17.85.

The following table sets forth information for the NEOs for 2020 regarding stock options exercised and stock awards acquired on vesting during the year.

Stock Option Exercises And Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Christopher Becker	—	—	12,025	217,271
Jay P. McConie	—	—	4,121	80,411
Christopher J. Hilton	—	—	4,918	89,025
Janet T. Verneuille	—	—	3,629	62,478
Richard P. Perro	984	2,423	2,960	55,461
(1)	The value realized on stock option exercises is the difference between the closing market value on the day preceding the exercise date and the amount paid to exercise the options.
(2)	The value realized on vesting represents the market value on December 31, 2020 of $17.85 or earlier vesting date.

PENSION BENEFITS AND 401(K) PLAN

The Bank has a tax-qualified defined benefit pension plan.  The following table sets forth the present value of accumulated benefits under the Pension Plan and the number of years of credited service for each NEO through December 31, 2020.  No pension benefits were distributed to the NEOs during 2020.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit (1) ($)
Christopher Becker	Tax-qualified defined benefit pension plan	8.83	383,180
Jay P. McConie	Tax-qualified defined benefit pension plan	4.42	165,422
Christopher J. Hilton	Tax-qualified defined benefit pension plan	2.5	80,695
Janet T. Verneuille	Tax-qualified defined benefit pension plan	.5	27,752
Richard P. Perro	Tax-qualified defined benefit pension plan	17.75	826,068
(1)

The actuarial assumptions used in determining the present value of the accumulated benefit for each NEO under the Pension Plan are set forth in Note J “Retirement Plans” to the Corporation’s 2020 Consolidated Financial Statements.

Pension Plan

Employees, including the NEOs, who are over 21 years of age and have been employed by the Bank for more than one year, are eligible to participate in the Pension Plan.  Compensation used to determine benefits includes base salary, commissions, cash incentive compensation and taxable fringe benefits, but excludes employer contributions to the 401(k) Plan, amounts realized from the exercise of nonqualified stock options, amounts realized from the conversion of restricted stock units into shares of stock and amounts realized from the sale, exchange or other disposition of stock.  Employees that elect to participate in the Pension Plan make contributions of 2% of their compensation used to determine benefits.  Employees become fully vested in the Pension Plan after 5 years of service with the Bank and 4 years of participation in the Pension Plan (no vesting occurs during that 5-year period) or, for employees hired before February 28, 2011, upon attainment of age 55.  The normal retirement age is 65.  For benefits earned through February 28, 2011, early retirement with an unreduced benefit is available at age 62, provided that at least 10 years of vesting service had been completed by age 62 and employment by the Bank began at age 55 or prior.  Early retirement with a reduced benefit is available beginning at age 55.  For benefits earned through February 28, 2011, the reduction is equal to 3% per year for each year that early retirement precedes age 65, or age 62 provided that at least 10 years of vesting service have been completed by age 62 and employment began at age 55 or prior.  For benefits earned after February 28, 2011, the reduction is based on actuarial equivalence.

Upon retirement, each participant with a spouse is paid a benefit in the form of a joint and survivor annuity.  Participants without a spouse are paid a benefit in the form of a single life annuity guaranteed for sixty (60) months.  All participants, whether with or without a spouse, may elect optional forms of benefit payments.  For all participants, the annuity benefit is an amount equal to the sum of: (1) the participant’s Average Annual Compensation multiplied by the product of 1.75 percent and the participant’s credited years of service through February 28, 2011; plus (2) the participant’s Average Annual Compensation multiplied by the product of 1.50 percent and the participant’s credited years of service after February 28, 2011, with total years of credited service under clauses “1” and “2” limited to a maximum of 35 years; plus (3) 1.25 percent of Average Annual Compensation multiplied by the participant’s credited years of service in excess of 35 years (up to five such years); and less (4) the product of .49 percent of the participant’s Final Average Annual Compensation, limited to Covered Compensation, and the participant’s Benefit Service up to 35 years.  The .49 percent represents the minimum Social Security offset to the pension benefit.  Average Annual Compensation, Final Average Annual Compensation, Covered Compensation and Benefit Service are all as defined in the Pension Plan document.

401(k) Plan

The Bank has a tax-qualified 401(k) Plan.  Employees, including the NEOs, are eligible to participate provided they are at least 18 years of age.  The Bank may, at its sole discretion, make matching contributions to each participant's account based on the amount of the participant's tax deferred contributions.  Eligibility for employer matching contributions, if any, occurs after completing twelve (12) consecutive months of Eligibility Service, as defined, in which the participant worked a minimum of 1,000 hours.  The sum of employee elective contributions and employer matching contributions plus any other additions to a participant’s account for 2020 cannot exceed the lesser of $55,000 or 100% of the participant’s compensation.  Participants are fully vested in their elective contributions and fully vest in any employer matching contributions after five years of participation.  Employer matching contributions made during the first five years of participation vest ratably over the remainder of the five-year period.

Participants in the 401(k) Plan will receive benefits generally upon attainment of age 65.  However, the 401(k) Plan contains provisions allowing pre-termination withdrawals and loans under certain circumstances.  The amount of a participant’s Normal Retirement Benefit, as defined, will depend upon the accumulation of contributions and forfeitures and the investment performance of the 401(k) Plan.  The 401(k) Plan matching contributions for 2020 made to the account of each NEO are set forth in the “All Other Compensation Table” appearing elsewhere in this proxy statement.

NONQUALIFIED DEFERRED COMPENSATION

The Corporation has no nonqualified deferred compensation arrangements.

EMPLOYMENT AGREEMENTS

Each of the NEOs is a party to an employment agreement with the Corporation and the Bank.  The employment agreement with CEO Christopher Becker  has a three-year term, while the employment agreements with the other NEOs have a two-year term. Commencing on the first anniversary of the employment agreements and continuing on each anniversary thereafter, the agreements renew for an additional one year such that the remaining term shall be three years in the case of Mr. Becker, and two years with respect to the other NEOs, unless written notice of non-renewal is provided at least thirty (30) days prior to any such anniversary date.  Each employment agreement expires on December 31 of the calendar year in which the NEO attains age 65 (“Retirement Age Termination Date”).  Nothing in the employment agreement mandates or prohibits the continued employment of the NEO beyond the Retirement Age Termination Dates.  However, an NEO shall not be entitled to any benefits or payments under his or her employment agreement following the Retirement Age Termination Date unless the Corporation has elected to extend such agreement pursuant to its terms for an additional period of two years. The employment agreements stipulate a base salary to be paid each NEO, which can be increased, but not decreased without the NEO’s consent (any increase becoming the base salary for purposes of the agreement).

Pursuant to each NEO’s employment agreement, if the NEO is terminated by the Board without cause or the NEO terminates his or her employment following an event constituting Good Reason, the NEO will receive a cash lump sum severance payment equal to a multiple of the NEO’s base salary (three times base salary for the CEO and two times base salary for the other NEOs) plus an amount equal to the product of the reasonably estimated monthly cost of the medical, dental and vision insurance coverage maintained by the Bank for the NEO immediately prior to the date of termination, multiplied by thirty-six (36) for the CEO and twenty-four (24) for the other NEOs.  If the termination of employment of the CEO occurs after the CEO has attained age 60 but before retirement age, and other than in connection with a change in control, he will receive a lump sum cash severance payment equal to base salary and twelve times the monthly cost of the medical, dental and vision insurance coverage.  The payment of severance is conditioned on the NEO executing a release of the NEO’s claims against the Corporation and any affiliate, and their officers, directors, successors and assigns.  Good Reason exists if, without the NEO’s express written consent, any of the following occurs: (i) the failure to appoint the NEO during the term of the NEO’s employment agreement to the executive position occupied by the NEO at the date of commencement of the employment agreement; (ii) a reduction in the NEO’s base salary; (iii) the failure of the Bank to maintain the NEO’s participation under the Bank’s employee benefit, retirement, or material fringe benefit plans, policies, practices, or arrangements in which the NEO participates; or (iv) a relocation of the NEO’s principal place of employment by more than 50 miles from the NEO’s principal place of employment at the date of commencement of the employment agreement.

Notwithstanding the foregoing, in the event that a termination of employment is in connection with a change in control, the severance payments under the employment agreements will be reduced to avoid an excess parachute payment under Section 280G of the Internal Revenue Code if doing so results in a greater after-tax benefit to the NEO.     Each NEO’s employment agreement subjects the NEO to non-compete and non-solicitation provisions for a period of two years for the CEO or one year for the other NEOs following their date of termination, provided, however, that such restrictions would not apply in the event of a  termination for cause or a  termination of employment following a change in control.

The following table sets forth potential payments to the NEOs upon termination of their employment by the Corporation without cause or by the NEOs for Good Reason, absent a change in control.  The table also sets forth for the NEOs the accelerated vesting, if any, of unvested equity awards.

	Payment Resulting from Termination Without Cause or For Good Reason
	Absent a Change in Control
	Lump Sum Cash Payment Based on:
Name	Multiple of Base Salary ($)	Multiple of Cost of Medical, Dental and Vision Insurance ($)	Total Lump Sum Cash Payment ($)	Accelerated Vesting of Equity Awards ($)	Total Termination Payment ($)
Christopher Becker	1,500,000	84,856	1,584,856	—	1,584,856
Jay P. McConie	600,000	56,571	656,571	—	656,571
Christopher J. Hilton	610,000	1,760	611,760	—	611,760
Janet T. Verneuille	610,000	41,295	651,295	—	651,295
Richard P. Perro	480,000	58,240	538,240	—	538,240

The following table sets forth potential payments to the NEOs upon termination of their employment by the Corporation without cause or by the NEOs for Good Reason, in each case in connection with a change in control. All outstanding and unvested equity awards for the NEOs by their terms will immediately vest upon a termination of employment following change in control.  The amounts shown in the table below do not take into account any reduction in payments required to comply with Section 280G of the Internal Revenue Code.

	Payment Resulting from Termination Without Cause or For Good Reason
	Following a Change in Control
	Lump Sum Cash Payment Based on:
Name	Multiple of Base Salary ($)	Multiple of Cost of Medical, Dental and Vision Insurance ($)	Total Lump Sum Cash Payment ($)	Accelerated Vesting of Equity Awards ($)	Total Termination Payment ($)
Christopher Becker	1,500,000	84,856	1,584,856	923,970	2,508,826
Jay P. McConie	600,000	56,571	656,571	292,205	948,776
Christopher J. Hilton	610,000	1,760	611,760	344,576	956,336
Janet T. Verneuille	610,000	41,295	651,295	327,423	978,718
Richard P. Perro	480,000	58,240	538,240	190,477	728,717

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Corporation’s Corporate Governance Guidelines require the Board to conduct an appropriate review of all related party transactions for potential conflict of interest situations.  Related party transactions are those required to be disclosed pursuant to Item 404 of Regulation S-K.  The Board fulfills the requirement to review related party transactions in conjunction with the Audit Committee, which is comprised entirely of independent directors.  The Governance and Nominating Committee is charged with the responsibility of reviewing and assessing the adequacy of and compliance with the Corporation’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval.

In 1992, the Bank, as tenant, entered into a lease with H. T. Hogan Jr., d/b/a Briar Ridge Properties, covering premises in a building located in Locust Valley, New York, used as a branch office.  The Bank subsequently modified and extended the lease in 2002 and 2012.  The 2012 modification and extension, including the current five-year renewal period which began in 2017, expires on October 31, 2022.  In addition to base rent, the Bank is responsible for its proportionate share of the real estate taxes on the building in which the leased premises are located.  Under the terms of the lease, the Bank was obligated to pay $44,389 for the year ended December 31, 2020.  In 2009, the Bank, as tenant, entered into a lease with CSH Realty LLC, covering premises in a building located in Cold Spring Harbor, New York used as a branch office.  The Bank subsequently extended the lease for five years effective January 1, 2020 and expiring on December 31, 2024.  Under the terms of the lease, the Bank was obligated to pay $41,094 for the year ended December 31, 2020.  Howard Thomas Hogan, Jr., a director of the Corporation and the Bank, owns or controls companies that own both properties.  The Corporation believes that the terms of the leases are comparable to competitive terms that could have been obtained from an unrelated third party.  Director Hogan is retiring from the boards of the Corporation and the Bank concurrent with the 2021 Annual Meeting of Stockholders and upon the expiration of his current term.

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, executive officers, principal stockholders of the Corporation and their associates.  Such transactions, including borrowings and loan commitments, are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and, in the opinion of management, do not involve more than a normal risk of collectability nor do they present other unfavorable features.

Certain directors are officers, directors, partners or stockholders of companies or partnerships which, or associates of which, may have been customers of the Bank in the ordinary course of business during 2020 and up to the present time.  Additional transactions of this type may occur in the future.  All such transactions were effected on substantially the same terms as comparable transactions with other persons.

DELINQUENT SECTION 16(A) REPORTS

Our executive officers, directors and beneficial owners of greater than 10% of the outstanding shares of Common Stock are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of our Common Stock.  SEC rules require disclosure if an executive officer, director or 10% beneficial owner does not file these reports on a timely basis.  Based on our review of ownership reports required to be filed for the year ended December 31, 2020, all filing requirements were satisfied on a timely basis except for one Form 4 filing for Executive Vice President Susanne Pheffer that the Corporation inadvertently filed approximately one month late on January 4, 2021.

PROPOSAL 3

APPROVAL OF THE FIRST OF LONG ISLAND CORPORATION 2021 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, The First of Long Island Corporation 2021 Equity Incentive Plan (the “Plan”), to provide additional incentives for our officers, employees and directors to promote our growth and performance and to further align their interests with those of our stockholders.  The Plan will give us the continued flexibility we need to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of our common stock.  If the Plan is approved by stockholders, no more awards will be granted under the 2014 Plan, which is the only existing equity plan of the company.

Why We Are Seeking Approval of the 2021 Equity Incentive Plan

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We Have Limited Capacity to Make Full-Value Awards under our Existing Equity Plan.  The Company’s executive compensation program relies primarily upon performance-based and time-based full value awards (primarily restricted stock units).  As of March 5, 2021, the 2014 Plan has only 24,665 shares that remain available for grants as full value restricted stock units or restricted stock.  Accordingly, we have no meaningful way to continue executing our compensation program which we believe is best designed to attract, retain, incentivize and reward management going forward.

Highlights of the 2021 Equity Incentive Plan

•	Minimum Vesting Requirements. The Plan requires a one-year minimum vesting period for at least 95% of the awards granted under the Plan.
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Share Reserve. The number of shares of stock, in the aggregate, that may be granted under the Plan is (i) 750,000, all of which may be granted as restricted stock units, restricted stock awards, or stock options,  (ii) the 24,665 shares remaining under the 2014 Plan as of March 5, 2021 that can be issued as a restricted stock award or a restricted stock unit (1,427,216 shares that remain unissued under the 2014 Plan as of March 5, 2021 and that can be issued only as stock options or stock appreciation rights shall be cancelled and shall not be included in the share reserve under the Plan), and (iii) any shares returned to the Company under the 2014 Plan as the result of expiration, cancellation or forfeiture of currently outstanding awards.

•

Share Counting. If an award is forfeited or expires, the shares covered by the award will be available for future grant; however, shares withheld to cover taxes or to satisfy the exercise price of stock options will not be available for future grants.

•

Double-Trigger for Vesting of Awards Upon a Change in Control.   The Plan does not provide for vesting of equity awards based solely on the occurrence of a change in control, without an accompanying involuntary termination of service (including a termination for good reason) or the failure of an acquiror to assume the awards.  Performance awards will vest, if at all, at the greater of (i) the target level of performance, on a pro-rata basis for time elapsed during the performance period and (ii) the actual level of achievement of the performance measures during the performance period prior to the change in control.

•	Dividends on Unvested Awards Not Paid Until Vesting. Dividends on unvested awards will be withheld and paid to participants only after the underlying awards have vested.
•

Awards Subject to Clawback.  Awards granted under the Plan are subject to clawback if the Company is required to prepare an accounting restatement due to material noncompliance of the Company, as a result of misconduct with any financial reporting requirement under the federal securities laws and the forfeiture provisions of the Sarbanes-Oxley Act of 2002 apply.  Awards may also be subject to clawback under any other clawback policy adopted by the Company from time to time, whether as required by the Dodd-Frank Act or otherwise.

•

No Cash-Out or Repricing of Underwater Options. No repricing of stock options and no cash buyout of underwater stock options without stockholder approval, except for adjustments with respect to a change in control or an equitable adjustment in connection with certain corporate transactions.

Summary of the 2021 Equity Incentive Plan

The following is a summary of the material features of the Plan, which is qualified in its entirety by reference to the provisions of the Plan, attached hereto as Appendix A.

Shares Reserved; Overall Limits on Types of Grants; Share Counting Methodology

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Subject to permitted adjustments for certain corporate transactions, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to: (i) 750,000 shares of Stock, all of which  may be granted as stock options, restricted stock awards or restricted stock units, plus (ii) the number of shares of Stock which have been reserved but not issued under the 2014 Plan, and that can be granted as a restricted stock award or as a restricted stock unit, which is estimated to be 24,665 on March 5, 2021 (1,427,216 shares that remain unissued under the 2014 Plan and that can be issued only as stock options or stock appreciation rights shall be cancelled and shall not be included in the Share Reserve under the Plan), plus (iii) any shares of Stock returned to the Company’s 2014 Plan after the effective date of this Plan as a result of expiration, cancellation, or forfeiture of awards issued under such plan.  The actual share limit under the Plan will reflect incremental changes in the number of shares remaining available under the 2014 Plan to reflect issuances and forfeitures of awards following March 5, 2021.

•	Awards may vest based either on the passage of time or achievement of performance, or a combination of each.
•

The Plan does not use liberal share recycling with respect to determining the number of shares available for issuance under the Plan. Accordingly, to the extent (i) a stock option is exercised by using an actual or constructive exchange of shares of stock to pay the exercise price, (ii) shares of stock are withheld to satisfy withholding taxes upon exercise or vesting of an award, or (iii) shares are withheld to satisfy the exercise price of stock options in a net settlement, the number of shares of stock available under the Plan shall be reduced by the gross number of stock options or stock awards exercised or vested rather than by the net number of shares of stock issued.

•	The rights and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon termination of employment for cause.

The closing sale price of the Company’s Common Stock as reported on the NASDAQ Global Select Market on March 5, 2021 was $19.89.

Eligibility

Officers, employees and directors of the Company and its subsidiaries are eligible to receive awards under the Plan, except that non-employees may not be granted incentive stock options.  As of March 5, 2021, there were 11 non-employee directors and 112 employees eligible to participate and receive awards under the Plan.

Types of Awards

The Compensation Committee may determine the type and terms and conditions of awards under the Plan, which shall be set forth in an award agreement delivered to each participant. Each award shall be subject to conditions established by the Compensation Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Compensation Committee. Awards may be granted as incentive and non-qualified stock options, restricted stock awards or restricted stock units any of which may vest based either on the passage of time or achievement of performance, as follows:

Stock Options. A stock option is the right to purchase shares of common stock at a specified price for a specified period of time.

•

In the event of a corporate transaction involving the stock of the Company, such as a stock dividend or a stock split, the share limitations and all outstanding awards will be adjusted proportionally and uniformly to reflect such event.

•

The exercise price may not be less than the fair market value of a share of our common stock (which is defined as the closing sales price on the exchange on which the stock is traded) on the date the stock option is granted.

•	The Compensation Committee may not grant a stock option with a term that is longer than 10 years.
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Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Internal Revenue Code. Only officers and employees are eligible to receive incentive stock options. Outside directors and service providers may only receive non-qualified stock options under the Plan.

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Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise either (i) by tendering, either actually or constructively by attestation, shares of stock valued at fair market value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Compensation Committee, to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and to remit to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (iii) by a net settlement of the stock option, using a portion of the shares obtained on exercise in payment of the exercise price of the stock option (and if applicable, any required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Compensation Committee; or (vi) by any combination thereof.

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The Compensation Committee may automatically exercise in-the-money stock options that are exercisable but unexercised as of the day immediately before the 10th anniversary of the date of grant, using net settlement as the method of exercising such options.

•	Under no circumstances will the Company buy back underwater stock options granted under the Plan without stockholder approval.
•	The Plan expressly prohibits repricing of stock options without stockholder approval, except for an equitable adjustment in connection with certain corporate transactions.

 Restricted Stock. A restricted stock award is a grant of shares of our common stock to a participant for no consideration or such minimum consideration as may be required by applicable law.

•	Restricted stock awards may be granted only in whole shares of common stock.
•	Prior to vesting, recipients of a restricted stock award are entitled to vote the shares of restricted stock during the restricted period.
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No dividends on unvested restricted stock awards, whether subject to a time-based vesting schedule or performance-based vesting conditions, will be paid to the participant that has been granted the restricted stock award unless and until the participant vests in the restricted stock award.

Restricted Stock Units. Restricted stock units may be denominated in shares of common stock and are similar to restricted stock awards except that no shares of common stock are actually issued to the award recipient at the time of grant of a restricted stock unit.

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Restricted stock units granted under the Plan may be settled in shares of our common stock, or in the sole discretion of the Committee determined at the time of final settlement in cash or a combination of cash and our common stock, subject to vesting conditions and other restrictions set forth in the Plan or the award agreement.

•	Participants have no voting rights with respect to any restricted stock units granted under the Plan.
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In the sole discretion of the Compensation Committee, exercised at the time of grant, dividend equivalent rights may be paid on restricted stock units.  Dividend equivalent rights, if any, shall be paid when the restricted stock unit, including restricted stock units subject to performance-based vesting conditions, vests or is settled, or at the same time as the shares subject to such restricted stock unit are distributed to the participant.

Performance Awards. The Compensation Committee may grant any award under the Plan in the form of a performance award by conditioning the vesting of the award on the satisfaction of certain performance goals of the Company and/or participant.

Performance Features

Performance Measures. The performance measures that may be used for awards will be based on any one or more of the following performance measures, as selected by the Compensation Committee: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; return on equity; net income or net income before taxes; cash earnings; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; financial return ratios (e.g., return on investment, return on invested capital, return on equity, return on average assets, cash return on average assets or return on assets, return on average stockholders’ equity; cash return on average tangible stockholders’ equity); core earnings, capital; increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income; operating income efficiency ratio; net interest margin or net interest rate spread; debt load reduction; expense management; economic value added; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans, deposits or assets; liquidity; interest sensitivity gap levels; regulatory compliance or safety and soundness; improvement of financial rating; achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives, based upon meeting specified cost, targets, business expansion goals and goals relating to acquisitions or divestitures or goals relating to capital raising or capital management; or any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries or business units. Performance goals may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. In establishing the performance measures, the Compensation Committee may provide for the inclusion or exclusion of certain items, including but not limited to: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction.

Vesting of Awards

•	The Compensation Committee shall specify the vesting schedule or conditions of each award.
•	At least 95% of all awards made under the Plan shall be subject to a vesting requirement of at least one year of service following the grant of the award.
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Notwithstanding the foregoing, vesting of awards may be accelerated upon death, disability or involuntary termination (including a termination for good reason) of employment at or following a change in control.

Change in Control

The Plan uses a double trigger change in control feature, providing for an acceleration of vesting only upon an involuntary termination of employment or service simultaneous with or following a Change in Control.  Also, if an acquiring corporation fails to assume awards granted under the Plan (other than performance-based awards, addressed below), such awards will vest immediately upon the effective time of the Change in Control.

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Unless otherwise stated in an award agreement, at the time of an involuntary termination following a Change in Control, all stock options then held by the participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the stock option). All stock options may be exercised for a period of one year following the participant’s involuntary termination, provided, however, that no stock option shall be eligible for treatment as an incentive stock option in the event such stock option is exercised more than three months following involuntary termination.

•	At the time of an involuntary termination following a Change in Control, all awards of restricted stock, restricted stock units and performance shares shall become earned and fully vested immediately.
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In the event of a change in control, any performance measure attached to a performance award under the Plan shall be deemed satisfied at the greater of (i) the target level of performance on a pro-rata basis for time elapsed in the performance period and (ii) the actual level of performance.

Awards Subject to Clawback Policy

Awards granted under the Plan are subject to clawback if the Company is required to prepare an accounting restatement due to material noncompliance of the Company, as a result of misconduct with any financial reporting requirement under the federal securities laws and the forfeiture provisions of the Sarbanes-Oxley Act of 2002 apply.  Awards may also be subject to clawback under any other clawback policy adopted by the Company from time to time, whether pursuant to the Dodd-Frank Act or otherwise.

Plan Administration

The Plan will be administered by the Compensation Committee, all of whom are “Disinterested Board Members,” as defined in the Plan. The Compensation Committee has power within the limitations set forth in the Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Plan’s purposes; and interpreting and otherwise construing the Plan. The Board of Directors (or those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any national securities exchange on which we list our securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Compensation Committee under the Plan as if done or exercised by the Compensation Committee. The Plan also permits the Compensation Committee to delegate to one or more persons, including directors who do not qualify as “non-employee directors” within the meaning of Rule 16b-3, the power to: (i) designate officers and employees who will receive awards; and (ii) determine the number of awards to be received by them, provided that such delegation is not prohibited by applicable law or the rules of the stock exchange on which our common stock is traded.

Subject to minimum vesting requirements, the Committee has the authority to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award (other than in connection with a Change in Control).

Approval of the Plan by the stockholders authorizes the Compensation Committee to determine the number of shares to be granted to non-employee directors, subject to the aggregate and individual limitations in the Plan as set forth in the Plan and discussed above.

Amendment and Termination

The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan or any award granted under the Plan. However, except as provided in the Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the Plan to allow repricing of a stock option, materially increase the aggregate number of securities that may be issued under the Plan (other than as provided in the

Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Plan, without approval of stockholders. Notwithstanding the foregoing, the Board may, without stockholder approval, amend the Plan at any time, retroactively or otherwise, to ensure that the Plan complies with current or future law and the Board of Directors may unilaterally amend the Plan and any outstanding award, without participant consent, in order to conform to any changes in the law or any accounting pronouncement or interpretation thereof.

Duration of Plan

The Plan will become effective upon approval by the stockholders at this meeting. The Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Plan on or after the day immediately prior to the 10-year anniversary of the effective date of the Plan. At any time, the Board of Directors may terminate the Plan. However, any termination of the Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Plan.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction for tax purposes, provided, however, that such deduction may be limited under Sections 162(m) and 280G of the Internal Revenue Code. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of The Corporation or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code). We will not be entitled to a tax deduction upon the exercise of an incentive stock option. The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the fair market value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction for tax purposes; provided, however, that such deduction may be limited under Sections 162(m) and 280G of the Internal Revenue Code. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder will also be compensation income to the participant and we will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Code Section 83(b) will include the full fair market value of the restricted stock award (or portion of the award subject to such election) in taxable income in the year of grant at the grant date fair market value. The Compensation Committee has the right to prohibit participants from making Code Section 83(b) elections.

Restricted Stock Units. A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Code Section 83(b) since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, we will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient, provided, however, that such deduction may be limited under Sections 162(m) and 280G of the Internal Revenue Code.

Withholding of Taxes. We may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards to satisfy tax withholding requirements up to an amount that will not trigger adverse accounting for the Company.

Change in Control. Any acceleration of the vesting or payment of awards under the Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Section 280G of the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Deduction Limits.  Section 162(m) of the Internal Revenue Code generally limits the Company’s ability to deduct for tax purposes compensation in excess of $1.0 million per year for our chief executive officer, chief financial officer and three other most highly compensated officers (each, a “covered employee”), as well as any employee who has been designated as a covered employee for any fiscal year beginning after December 31, 2016.  Compensation resulting from awards under the Plan will be counted toward the $1.0 million limit.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Plan.

Other Information

The number, types and terms of awards to be made pursuant to the Plan are subject to the discretion of the Committee and have not been determined at this time, and will not be determined until subsequent to stockholder approval.

Required Vote and Recommendation of the Board

In order to approve the Plan, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board of Directors recommends a vote FOR approval of The First of Long Island Corporation

2021 Equity Incentive Plan.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The consolidated financial statements of the Corporation for the year ended December 31, 2020 were audited by Crowe LLP (“Crowe”).  The Audit Committee has appointed Crowe as the Corporation’s independent registered public accounting firm to audit the Corporation’s consolidated financial statements for the year ending December 31, 2021.  A resolution will be presented at the Annual Meeting of Stockholders to ratify the appointment of Crowe.  The affirmative vote of the holders of a majority of shares represented online or by proxy and voting on this item will be required for ratification.  If there is no designation on an executed proxy as to how the shares represented should be voted, the proxy will be voted for the ratification.  If the stockholders do not ratify the appointment of Crowe, the Audit Committee will reconsider its selection of Crowe as the Corporation’s independent registered public accounting firm.  Even if the stockholders ratify the appointment of Crowe, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Corporation and its stockholders.

A  representative of Crowe is expected to be available at the Annual Meeting of Stockholders and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR ratification of the appointment of Crowe as the Corporation’s independent registered public accounting firm.

Audit Fees

Crowe’s fees for audit services for 2020 and 2019 were $400,000 and $430,000, respectively.  Fees for 2019 include $110,000 for audit work relating primarily to the implementation of ASU 2016-13 “Measurement of Credit Losses on Financial Instruments.”  Audit services include the following: (1) professional services rendered for the audit of the Corporation’s annual consolidated financial statements; (2) reviews of the consolidated financial statements included in the Corporation’s Quarterly Reports on Form 10-Q; (3) a reading of the Corporation’s Annual Report on Form 10-K; and (4) rendering an opinion on the effectiveness of the Corporation’s internal control over financial reporting.

Audit Related Fees

Audit related fees, as described in Item 9(e)(2) of Schedule 14A of the SEC’s Proxy Rules, are fees billed to the Corporation by its Independent Registered Public Accounting Firm (“Independent Auditors”) for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements and are not audit fees as described in the previous paragraph.  In 2020 and 2019, Crowe did not bill the Corporation for any audit related fees.

Tax Fees

Crowe’s fees in 2020 and 2019 were $16,360 and $37,750, respectively.  Fees for both years include providing tax advice and performing certain tax compliance work.  Fees for 2019 also included preparation of the Corporation’s 2019 income tax returns.

All Other Fees

In neither of the last two fiscal years was the Corporation billed by Crowe for any fees other than those described above under the captions “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Audit Committee Approval of Audit Related, Tax and Other Fees

In 2020 and 2019, the Audit Committee specifically approved or pre-approved all fees reported under the sections “Audit Related Fees” and “Tax Fees.”

Engagement of Independent Auditors to Perform Audit Services and Non-Audit Services

On an annual basis, and in accordance with the terms of written engagement letters, the Audit Committee has engaged the Corporation’s Independent Auditors to perform audit services as previously defined and, through year-end 2019, to prepare the Corporation’s income tax returns.

In addition, from time to time the Audit Committee has engaged the Corporation’s Independent Auditors to perform non-audit services such as providing tax advice and performing tax compliance work.  The Audit Committee will not engage the Independent Auditors to perform any non-audit service or pre-approve any non-audit service that could impair, in fact or appearance, the independence of the Independent Auditors.  In addition, the Audit Committee will not pre-approve any non-audit service if such pre-approval constitutes delegation to management of the Audit Committee’s responsibilities under the 1934 Act.

AUDIT COMMITTEE REPORT

Under its charter, the Audit Committee is responsible to assist the Board in fulfilling its oversight responsibilities by reviewing and evaluating: 1) the qualifications and independence of the Independent Auditors; 2) the performance of the Corporation’s Independent Auditors, internal audit function and vendors providing internal auditing services; 3) the integrity of the Corporation’s financial statements; and 4) management’s responsibilities to assure that there is in place an effective system of internal controls.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with Generally Accepted Accounting Principles (“GAAP”) and applicable rules and regulations.  These are the responsibilities of management and the Independent Auditors.

Specific duties and responsibilities of the Audit Committee include, among other things: 1) appoint, retain, compensate, evaluate and, where appropriate, replace the Independent Auditors; 2) approve all fees and terms of engagement of the Independent Auditors; 3) confirm the independence of the Independent Auditors; 4) review and discuss with management and the Independent Auditors the Corporation’s audited consolidated financial statements and internal control over financial reporting; 5) meet with the Corporation’s Independent Auditors and review the scope of audit services and the results of their annual audit of the Corporation’s consolidated financial statements, including any recommendations the Independent Auditors may have with respect to internal controls or other business matters; 6) approve the internal audit plan and review the scope and results of internal audits; 7) review and approve the appointment, replacement, reassignment or dismissal of the Chief Auditor; 8) review the results of examinations performed by regulatory authorities; 9) oversee management’s responsibility to fulfill the annual internal control reporting requirements of Section 404 of the Sarbanes-Oxley Act and the annual audit and management reporting requirements of the Federal Deposit Insurance Corporation Improvement Act of 1991; 10) review the Bank’s performance of its obligations under various laws and regulations; and 11) review related party transactions.

The evaluation of the Independent Auditors occurs at least annually and includes, among other things, a review of the most recent Public Company Accounting Oversight Board (“PCAOB”) report and communications required by PCAOB Auditing Standard Number 1301 regarding the independence and appointment of the Independent Auditors and the results of the annual audit.  Among other things, the review includes matters such as significant and critical accounting policies and practices, critical accounting estimates, significant unusual transactions, financial statement presentation, and the Independent Auditors evaluation of such items, and other matters arising from the audit significant to the oversight of the financial reporting process such as critical audit matters.  The evaluation also includes consideration of the Independent Auditors qualifications and industry experience, the performance of the audit partner and audit team and the tenure of the firm and appropriateness of fees.  Crowe has served as the Corporation’s Independent Auditors since 2003 and the audit partner is rotated at least every five years.  The Audit Committee is involved in selecting the audit partner.  The Audit Committee received and reviewed the written disclosures and the letter from Crowe required by applicable requirements of the PCAOB regarding Crowe’s communications with the Audit Committee concerning independence, and discussed with Crowe their independence.  The Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee reviewed and discussed with management and the Independent Auditors the annual audited financial statements and the Annual Report on Form 10-K, as well as the Quarterly Reports on Form 10-Q and earnings press releases prior to their filing, including reviewing the disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations."  Such discussions include the Corporation’s major financial and accounting risk exposures and the steps management has undertaken to control them.

The Audit Committee reviews reports from management regarding, among other things, the framework and effectiveness of internal controls over financial reporting and disclosure controls.  In addition, from time to time the Audit Committee meets with the Risk Committee, and participates in joint meetings with the Loan Committee to review the Allowance for Credit Losses.

The Audit Committee met seven times during 2020 and schedules meetings to ensure it devotes enough time and attention to the duties and responsibilities outlined in this report.  Periodic executive sessions are held with the Independent Auditors, Chief Auditor and other members of management to discuss any matters that the Committee or these persons believe should be discussed.

The Audit Committee regularly reports its activities to the Board, and annually conducts a review of its Charter and performs a self-assessment.

Based on the review and discussions referred to above, we recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

The Audit Committee:

•	Alexander L. Cover, Chairman
•	John J. Desmond
•	Peter Quick
•	Denise Strain
•	Walter C. Teagle III
•	Eric J. Tveter

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or 1934 Act, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

OTHER MATTERS

The Board of the Corporation does not know of any matters for action by stockholders at the Annual Meeting other than the matters described in the Notice of Annual Meeting.  However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board at the time of the printing hereof and which may properly come before the meeting.  It is the intention of the persons named in the proxy to vote such proxy with respect to such matters in accordance with their best judgment.

The entire expense of preparing, assembling and mailing the enclosed material will be borne by the Corporation.  In addition to using the mail, directors, officers and employees of the Bank acting on behalf of the Corporation, and without extra compensation, may solicit proxies in person, by telephone or by facsimile.

STOCKHOLDER PROPOSALS

Any proposals of stockholders intended to be submitted at the 2022 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received by the Chairman of the Board or the President no later than November 12, 2021 in order to be considered for inclusion in the proxy statement and form of proxy for such meeting under SEC Rule 14a-8.

Under the Corporation’s bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide that stockholders desiring to make nominations for directors, or to bring a proper subject of business before an annual meeting, must give written notice to the Corporate Secretary not less than 90 days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting.  To be timely for the 2022 Annual Meeting, such written notice must be delivered to the Corporation’s Secretary not later than December 10, 2021.

If the Corporation is not notified of a matter to be brought before the 2022 Annual Meeting by December 10, 2021 or if a matter is omitted from the proxy statement or proxy pursuant to SEC Rule 14a-8, then the proxy may provide discretionary authority to management of the Corporation to vote against such matter.

Nothing in this proxy statement will be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on

April 20, 2021

The Company’s proxy statement and form of proxy for its 2021 Annual Meeting of Stockholders and its 2020 Annual Report on Form 10-K to security holders is available at www.cstproxy.com/fnbli/2021.

ANNUAL REPORTS TO STOCKHOLDERS

Consolidated financial statements for the Corporation are included in the Corporation’s 2020 Annual Report on Form 10-K which was mailed with this Proxy Statement.  In addition, copies of the 2020 Annual Report on Form 10-K as filed with the Securities and Exchange Commission will be sent to any stockholder upon written request without charge.  Such request should be directed to Jay P. McConie, Executive Vice President and Chief Financial Officer, at the Corporation’s principal office, 10 Glen Head Road, Glen Head, New York 11545.

By Order of the Board of Directors
Christopher Becker
March 12, 2021	President and Chief Executive Officer

APPENDIX A

THE FIRST OF LONG ISLAND CORPORATION

2021 EQUITY INCENTIVE PLAN

ARTICLE 1 - GENERAL

Section 1.1    Purpose, Effective Date and Term.  The purpose of this The First of Long Island Corporation 2021 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of The First of Long Island Corporation (the “Company”), and its Subsidiaries, including The First National Bank of Long Island (the “Bank”) by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders through the ownership of Company common stock. The “Effective Date” of the Plan is April 20, 2021, which is the expected date of the approval of the Plan by the Company’s stockholders.  The Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date.

Section 1.2    Administration.  The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3    Participation.  Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  The grant of Awards under the Plan shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4    Definitions.  Capitalized terms used in the Plan are defined in Article 8 and elsewhere in the Plan.

Section 1.5    No More Grants Under Prior Plan.  After the Effective Date, no more grants will be made under The First of Long Island Corporation 2014 Equity Incentive Plan (the “Prior Plan”).  All outstanding awards under the Prior Plan shall continue to be governed by the terms and conditions of the Prior Plan and the instrument evidencing such grant or issuance thereunder.

ARTICLE 2 - AWARDS

Section 2.1    General.  Any Award under the Plan may be granted singularly, or in combination with another Award (or Awards).  Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement.  Every Award under the Plan shall require a written Award Agreement. Subject to the provisions of Section 2.6, an Award may be granted as an alternative to or replacement (subject to Section 2.7) of an existing award under the Plan or any other plan of the Company or any Subsidiary (provided, however, that no reload Awards shall be granted hereunder) or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:

(a)    Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO, provided, however, that no ISOs may be granted : (i) after the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board, whichever is earlier, or; or (ii)  to a non-employee.  Unless otherwise specifically provided by its terms, any Stock Option granted under the Plan shall be a Non-Qualified Option. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)    Restricted Stock Awards.  A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions.

(c)     Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock; provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Company’s Stock multiplied by the number of Restricted Stock Units being settled.

(d)    Performance Awards. A Performance Award means an Award under Sections 2.2, 2.3 or 2.4 that vests upon the achievement of one or more specified performance measures, as further set forth in Section 8.1(bb).

Section 2.2    Stock Options.

(a)     Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the Award; (ii) specify the date of grant of the Stock Option; (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.  Stock Options may be granted as a Performance Award.

(b)     Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.  In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to an ISO granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; further, provided, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of an acquired entity.  The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c)      Prohibition on Cash Buy-Outs of Underwater Stock Options. Under no circumstances will any underwater Stock Options which were granted under the Plan be bought back by the Company without shareholder approval.

(d)     Prohibition on Paying Dividends.  No dividends shall be paid on Stock Options and no Dividend Equivalent Rights may be granted with respect to Stock Options.

Section 2.3. Restricted Stock Awards.

(a)     Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement, that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of Participant’s employment or Service with the Company. Restricted Stock Awards may be granted as Performance Awards. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either: (x) registered in the name of the Participant and held on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement between The First of Long Island Corporation and [Name of Participant] dated [Date], made pursuant to the terms of The First of Long Island Corporation 2021 Equity Incentive Plan, copies of which are on file at the executive offices of The First of Long Island Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)     Terms and Conditions.    Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)    Dividends. No cash dividends shall be paid with respect to any Restricted Stock Awards unless and until the Participant vests in the underlying share(s) of Restricted Stock. Upon the vesting of a Restricted Stock Award, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived. All unvested dividends shall be forfeited by the Participants to the extent their underlying Restricted Stock Awards are forfeited.

(ii)    Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock Award and such voting rights shall be exercised by the Participant in his or her discretion.

(iii)    Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in its direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4     Restricted Stock Units.

(a) Grant of Restricted Stock Unit Awards.  Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall: (i) specify the number of Restricted Stock Units covered by the Award; (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company. Restricted Stock Unit Awards shall be paid in shares of Stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of Stock.

(b) Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)     A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. Each Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the Restriction Period (defined below), the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.  The Committee may make grants of Restricted Stock Units upon such terms and conditions as it may determine, which may include, but is not limited to, deferring receipt of the underlying Stock provided such deferral complies with Section 409A of the Code and applicable provisions of the Plan and issuing Restricted Stock Units to the Company’s Directors Deferred Compensation Plan.

(ii)      Restricted Stock Units may be granted as Performance Awards.

(iii)     Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of grant of such Restricted Stock Unit for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)    A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(v)     No dividends shall be paid on Restricted Stock Units unless, and in the sole discretion of the Committee exercised at the time of grant, Dividend Equivalent Rights may be paid on Restricted Stock Units at the same time as specified in Section 2.3(b)(i) of the Plan.  Dividends and other distributions may be reinvested in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

Section 2.5    Vesting of Awards.  The Committee shall specify the vesting schedule or conditions of each Award. At least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award and evidenced in the Award Agreement, subject to acceleration of vesting, to the extent authorized by the Committee or set forth in the Award Agreement, upon the Participant’s death, Disability or in connection with a Change in Control as set forth in Article IV.

Section 2.6    Deferred Compensation. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.  Unless otherwise provided in a valid election form intended to comply with Code Section 409A, all Awards that are considered Deferred Compensation hereunder shall settle and be paid in no event later than 2 ½ months following the end of the calendar year with respect to which the Award’s substantial risk of forfeiture lapsed.

Section 2.7    Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.3, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Stock Options or other Awards) or replacement grants, or other means.

Section 2.8.    Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement, the following provisions shall apply to each Award granted under this Plan:

(a)    Upon the Participant’s Termination of Service for any reason other than due to Disability, death or Termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and may be exercised only for a period of three (3) months following termination, and any Restricted Stock or Restricted Stock Units that have not vested as of the date of Termination of Service shall expire and be forfeited.

(b)    In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards, and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.

(c)    Upon Termination of Service for reason of Disability or death, all Stock Options shall be exercisable as to all shares subject to an outstanding Award whether or not then exercisable, all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service (performance awards shall vest at target). Stock Options may be exercised for a period of one year following Termination of Service due to death or Disability, or the remaining unexpired term of the Stock Option, if less, provided, however, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months after Termination of Service.  In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement and any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(d)    Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.

(e)    Notwithstanding the provisions of this Section 2.8, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards is as set forth in Article 4.

ARTICLE 3 - SHARES SUBJECT TO PLAN

Section 3.1    Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2    Share Limitations.

(a)    Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to: (i) 750,000 shares of Stock, plus (ii) the number of shares of Stock which have been reserved but not issued under the Company’s 2014 Equity Incentive Plan, and that can be granted as a Restricted Stock Award or as a Restricted Stock Unit, which is estimated to be 24,665 on March 5, 2021 (those shares that remain unissued under the 2014 Equity Incentive Plan and that can be issued only as Stock Options or Stock Appreciation Rights shall be cancelled and shall not be included in the Share Reserve under the Plan), plus (iii) any shares of Stock returned to the Company’s 2014 Equity Incentive Plan after the effective date of this Plan as a result of expiration, cancellation, or forfeiture of awards issued under such plan, and shall be subject to adjustment as provided herein.  Awards under the Plan may be made in any combination of shares of Restricted Stock Awards, Restricted Stock Units, or Stock Options and all Awards may be granted as either Restricted Stock Awards, Restricted Stock Units or Stock Options, in the discretion of the Committee, and all Stock Options may be granted as Incentive Stock Options.  The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.3.

(b)    Computation of Shares Available.  For purposes of this Section 3.2 and in connection with the granting of a Stock Option, Restricted Stock Award, or Restricted Stock Unit, shares of Stock covered by an Award shall only be counted as used to the extent they are actually issued.  Any shares of Stock related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Awards not involving shares of Stock, shall be available again for grant under this Plan.  However, the full number of Restricted Stock Units granted that are to be settled by the issuance of shares of Stock shall be counted against the number of shares available for award under the Plan, regardless of the number of shares of Stock actually issued upon settlement of such Restricted Stock Units.  To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, or (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder, or (3) shares are withheld to satisfy the exercise price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised or shares vested rather than by the net number of shares of Stock issued.  The shares of Stock available for issuance under this Plan may be authorized and unissued shares or treasury shares.

(c)    Adjustment. The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.3.

Section 3.3    Corporate Transactions.

(a)    General. If the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock Options, Restricted Stock and Restricted Stock Unit Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Committee, so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Stock Options shall not change the aggregate purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the purchase price per share. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b)    Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise set forth in the agreement relating to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which are outstanding immediately prior to such merger, consolidation or other business combination shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger.  The Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash (or acquirer stock) payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder.

Section 3.4    Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)    Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)    Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be made on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1    Consequence of a Change in Control. Subject to the provisions of Section 3.3 (relating to the adjustment of shares and cancellation of Stock Options in exchange for a cash or stock payment of the in-the-money value) and except as otherwise provided in the Plan and unless the Committee determines otherwise:

(a)    Upon an Involuntary Termination following a Change in Control, all Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following an Involuntary Termination following a Change in Control, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following a termination of employment.

(b)    Upon an Involuntary Termination following a Change in Control, all Awards of Restricted Stock Awards and Restricted Stock Units, shall be fully earned and vested immediately.

(c)    Upon an Involuntary Termination following a Change in Control, all Performance Awards shall vest at the higher of the actual level of the performance measures that have been achieved, or pro-rata assuming the performance measures have been achieved at “target.”

(d)    Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control in which the Company is not the surviving entity, any Awards granted under the Plan which are outstanding immediately prior to such Change in Control shall become fully vested in the event the successor entity does not assume the Awards granted under the Plan and Performance Awards shall vest at the rate specified in Section 4.1(c) of the Plan.

Section 4.2    Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)    A change in ownership occurs on the date that any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Bank or Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation.

(b)    A change in the effective control of the Bank or Company occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank or Company possessing 30% or more of the total voting power of the stock of the Bank or Company, or (ii) a majority of the members of the Bank’s or Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Bank’s or Company’s board of directors prior to the date of the appointment or election, provided that this sub-section “(ii)” is inapplicable where a majority shareholder of the Bank or Company is another corporation.

(c)    A change in a substantial portion of the Bank’s or Company’s assets occurs on the date that any one person or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank or Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of (i) all of the assets of the Bank or Company, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.  For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury regulation section 1.409A-3(g)(5).

ARTICLE 5 - COMMITTEE

Section 5.1    Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board (or if necessary to maintain compliance with the applicable listing standards, those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, or has listed or seeks to list its securities, may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2    Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)    The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features, (including automatic exercise in accordance with Section 7.18) performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards, to cancel or suspend Awards (subject to the restrictions imposed by Article 6) and to reduce, eliminate or accelerate any restrictions applicable to an Award at any time after the grant of the Award, or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.  Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an Award to avoid the one-year minimum vesting requirement pursuant to Section 2.5 except in the event of a Change in Control as provided under Section 4.1 of the Plan and in the event of termination due to death or Disability.

(b)    The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)    The Committee will have the authority to define terms not otherwise defined herein.

(d)    Any interpretation of the Plan by the Committee and any decision made by it under the Plan are final and binding on all persons.

(e)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and bylaws of the Company and applicable state corporate law.

(f)    The Committee will have the authority to (i) suspend a Participant’s right to exercise a stock option during a blackout period (or similar restricted period) that is necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC (the “Blackout Period”), and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that such extension does not violate Section 409A of the Code, the incentive stock option requirements or applicable laws and regulations.

Section 5.3    Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including (a) delegating to a committee of one or more members of the Board who are not “Disinterested Board Members,” the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan.  The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4    Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5    Committee Action.  The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1    General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may, at any time, amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6,  Section 3.3 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities that may be issued under the Plan, other than pursuant to Section 3.3, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2    Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.6 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1    No Implied Rights.

(a)    No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)    No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)    No Rights as a Stockholder. Except as otherwise provided in the Plan or in an Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2    Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Restricted Stock Awards shall not be transferable prior to the time that such Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s beneficiary.

Section 7.3    Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4    Non-Exclusivity.  Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or Stock Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5    Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may, but need not require, that the Participant sign a copy of the Award Agreement. In the absence of a specific provision in the Award Agreement, the terms of the Plan shall control.

Section 7.6    Form and Time of Elections; Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7    Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8    Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee or specified in an Award Agreement and no adverse accounting consequences are triggered under FASB ASC Topic 718 or its successor, a Participant shall have the right to direct the Company to satisfy up to his or her highest marginal tax rate of required federal, state and local tax withholding by, (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total maximum amount of tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the maximum amount of tax withholding. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award up to the Participant’s highest marginal tax rate.

Section 7.9    Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its Board of Directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10    Successors.  All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11    Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company shall be indemnified and held harmless by the Company (i) against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan; and (ii) against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.12    No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13    Governing Law.  The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws, except as superseded by applicable federal law.  The federal and state courts located in Suffolk County, New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14    Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15    Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16    Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan, or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a)    in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)    in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)    in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

Section 7.17    Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.18    Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a) above, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the exercise price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the exercise price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable minimum tax withholding.

Section 7.19    Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 7.20.    Awards Subject to Clawback.

(a)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 apply as a result, any Participant who was an executive officer of the Company at the time of grant or at the time of restatement shall be subject to “clawback” as if such person was subject to Section 304 of the Sarbanes-Oxley Act of 2002.

(b)    Awards granted hereunder are subject to any clawback policy that may be adopted by the Company from time to time, whether pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1    In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)    “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b)    “Award” means any Stock Option, Restricted Stock, Restricted Stock Unit, or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c)    “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an award under the Plan. Such document is referred to as an agreement regardless of whether Participant signature is required.

(d)    “Board” means the Board of Directors of the Company.

(e)    If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of (i) Participant’s conviction (including conviction on a nolo contendere plea) of a felony or of any lesser criminal offense involving moral turpitude, fraud or dishonesty; (ii) the willful commission by Participant of a criminal or other act that, in the reasonable judgment of the Board will likely cause substantial economic damage to the Company or the Bank or substantial injury to the business reputation of the Company or Bank; (iii) the commission by Participant of an act of fraud in the performance of his duties on behalf of the Company or Bank; (iv) Participant’s material violation of the Bank’s Code of Ethics; (v) the continuing willful failure of Participant to perform his employment duties to the Company or Bank after thirty (30) days’ written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Participant by the Board; or (vi) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of Participant’s employment by the Company or the Bank.

(f)    “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)    “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)    “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i)    “Committee” means the Committee acting under Article 5.

(j)    [Intentionally blank]

(k)    “Director” means a member of the Board of Directors of the Company or a Subsidiary.

(l)    “Disability.” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m)    “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary, (b) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, for services rendered as a consultant or in any capacity other than as a Director, except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto, and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of a “Non-Employee Directors” under Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

(n)    “Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of the Company’s Stock, as specified in the Award Agreement.

(o)    “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(p)    “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(r)    [Reserved]

(s)    “Exercise Price” means the price established with respect to an option pursuant to Section 2.2.

(t)    “Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.

(u)    A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)    a material diminution in Participant’s base salary or base compensation;

(ii)    a material diminution in Participant’s authority, duties or responsibilities;

(iii)     a change in the geographic location at which Participant must perform his duties that is more than thirty (30) miles from the location of Participant’s principal workplace on the date of this Agreement; or

(iv)    in the event a Participant is a party to an employment or change in control agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

(v)    “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

(w)    [Reserved]

(x)     “Involuntary Termination” means the Termination of Service by the Company or Subsidiary other than a termination for Cause, or termination of employment by an Employee Participant for Good Reason.

(y)    “ISO” has the meaning ascribed to it in Section 2.1(a).

(z)    “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(aa)    “Participant” means any individual who has received, and currently holds, an outstanding award under the Plan.

(bb)    “Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. Regardless of whether an Award is subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied.

Performance measures can include, but are not limited to: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); basic cash earnings per share; diluted earnings per share; return on equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; financial return ratios; adjusted earnings, capital; increase in revenue; total shareholder return; net operating income, operating income; net interest margin or net interest rate spread; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans, deposits or assets; regulatory compliance or safety and soundness; achievement of balance sheet or income statement objectives and strategic business objectives, or any combination of these or other measures.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction.   Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

(cc)    “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.

(dd)    “Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.

(ee)    “Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

(ff)    “Retirement” means termination of employment after attainment of age 65 (other than termination for Cause) with 5 years of continuous Service, or discontinuance of service as a Director following attainment of age 75 (unless otherwise provided in an Award Agreement).  An Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased. A non-employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-employee Director’s intention to retire.

(gg)    “SEC” means the United States Securities and Exchange Commission.

(hh)    “Securities Act” means the Securities Act of 1933, as amended from time to time.

(ii)      “Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.

(jj)    “Stock” means the common stock of the Company, $0.10 par value per share.

(kk)    “Stock Option” has the meaning ascribed to it in Sections 2.1(a) and 2.2.

(ll)   “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(mm)    “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(1)    The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(2)    The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(3)    If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(4)    Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(5)    With respect to a Participant who is a director, a Termination of Service as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

(nn)    “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(oo)    [Reserved]

Section 8.2    In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)    Actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)    References to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)    In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)    References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)    Indications of time of day mean New York time;

(f)    The word “including” means “including, but not limited to”;

(g)    All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)    All words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)    The captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)    Any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)    All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Mobile Device or Mail

REVOCABLE PROXY
THE FIRST OF
LONG ISLAND CORPORATION

Your Internet or Mobile Device vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or Mobile Device must be received by 11:59 p.m., Eastern Time, on April 19, 2021.

INTERNET
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MOBILE DEVICE
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1. Election of Directors (except as marked to the contrary below) for two year terms:

Class I Directors:
(1) Christopher Becker
(2) John J. Desmond
(3) Louisa M. Ives
(4) Milbrey Rennie Taylor
(5) Walter C. Teagle III

FOR ☐ WITHHOLD ☐ FOR ALL EXCEPT ☐

Instruction: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the nominee(s) name(s) or number(s) in the space provided below for whom authorization is withheld.

____

If you wish to allocate your votes among the nominees using cumulative voting, indicate below the number of votes you wish to cast for each nominee (the maximum number of votes you may allocate is the number of shares you own multiplied by the number of nominees).

(1) Christopher Becker _____
(2) John J. Desmond _____
(3) Louisa M. Ives _____
(4) Milbrey Rennie Taylor _____
(5) Walter C. Teagle III _____

2. Non-binding, advisory vote to approve the Corporation's executive compensation as discussed in the proxy statement; FOR ☐ AGAINST ☐ ABSTAIN ☐

3. To approve The First of Long Island Corporation 2021 Equity Incentive Plan; FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature______________________**Signature, if held jointly**______________________**Date**__________ **2021**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The First of Long Island Corporation
Annual Meeting of Stockholders
April 20, 2021

Annual Meeting Materials are available online at:
https://www.cstproxy.com/fnbli/2021

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE FIRST OF LONG ISLAND CORPORATION

Annual Meeting of Stockholders
April 20, 2021
10:00 a.m.

The undersigned stockholder hereby appoints the BOARD OF DIRECTORS except those who are standing for re-election to the Board, and any of them, with full power of substitution, as Proxies for the stockholder, to vote all shares of the common stock of The First of Long Island Corporation ("Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, April 20, 2021, at 10:00 A.M., Eastern Time, on each matter specified in the Notice of Annual Meeting and Proxy Statement, and at their discretion, upon such other business as may properly come before the meeting. The undersigned hereby revokes all prior proxies.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no direction is made, this proxy will be voted "For" all Proposals.

(Continued, and to be marked, dated and signed, on the other side)